Exhibit 10.3

Lessee:  Dasan Zhone Solutions, Inc.

OFFICE LEASE

1350 South Loop Road, Alameda, CA

- i -

060619 V2

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39.	Options	24
40.	Security Measures	25
41.	Lessor’s Reservations; Lessee’s Restrictions	25
42.	Easements	26
43.	Performance Under Protest	26
44.	Lessor’s Consent or Waiver for Benefit of Lessee’s Lender	26
45.	Multiple Parties	26
46.	Counterparts	26
47.	Attachments	27

ii

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STANDARD OFFICE LEASE

1.Basic Lease Provisions

1.1Parties.  This Lease, dated, for reference purposes only, July 9, 2019, is made by and between Family Stations, Inc., a California corporation (herein called "Lessor"), and Dasan Zhone Solutions, Inc., a Delaware corporation, (herein called "Lessee").

1.2Premises.  Approximately 16,509 rentable square feet of space in the Building (defined below), comprised of Suite Number 120 (approximately 3,539 rentable square feet) and Suite Number 130 (approximately 12,970 rentable square feet), all as more particularly defined in, and subject to, Section 2 below and as shown on Exhibit "A" hereto (the "Premises ").

1.3Building.  Commonly described as 1350 South Loop Road, City of Alameda, County of Alameda, State of California, consisting of approximately 39,084 rentable square feet of space.

1.4Use.  General office, research and development (R&D) and administrative purposes, subject to Section 6.

1.5Term.  Sixty-three (63) months, commencing on the date (the "Commencement Date") that is the last to occur of (i) November 1, 2019 (the “Scheduled Commencement Date”), (ii) the date that is ninety (90) days after the date Lessor tenders possession of Suite 120 in the Premises to Lessee or (iii) the date that is thirty (30) days after the date Lessor tenders possession of Suite 130 in the Premises to Lessee and ending on the date (the “Termination Date”) that is sixty-three months after the Commencement Date, subject to the option to extend described in Section 39.

1.6Base Rent.  $41,272.50 per month initially, payable pursuant to Section 4.

1.7Base Rent Increase.  The monthly Base Rent payable under Section 1.6 above shall be adjusted on each anniversary of the Commencement Date as set forth in the following schedule:

Period	Rental Rate (psf per month)	Annual Base Rent	Monthly Base Rent
Month 1 to 3	$0	$0	$0
Month 4 to 12	$2.50	$495,270.00	$41,272.50
Month 13 to 24	$2.58	$510,128.10	$42,510.68
Month 25 to 36	$2.65	$525,431.94	$43,786.00
Month 37 to 48	$2.73	$541,194.90	$45,099.58
Month 49 to 60	$2.81	$557,430.75	$46,452.56
Month 61 to 63	$2.90	$574,153.67	$47,846.14

1.8Security Deposit.  Concurrently with the execution of this Lease, Lessee shall pay the sum of $95,692.28 as Security Deposit which is equivalent to two (2) months of the Base Rent during the final year of the Term.

1.9Lessee's Share.  42.2%.

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2.Premises, Parking and Common Areas.

2.1Premises.  Subject to the terms, covenants and conditions set forth in this Lease, Lessor hereby leases to Lessee and Lessee leases from Lessor the Premises specified in Section 1.2 of the Basic Lease Provisions.  The Premises are a portion of the Building identified in Section 1.3 of the Basic Lease Provisions.  As used herein, the term "Building" shall include adjacent parking structures used in connection therewith.  The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Office Building Project."  As used herein, the term "Common Areas" shall include all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project that are provided and designated by Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Office Building Project and their respective employees, suppliers, shippers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.  Lessor reserves unto itself and its designees the use of the roof, exterior walls and area beneath the floor and above the ceiling of the Premises, together with the right, from time to time, to install, maintain, use, repair and replace utility lines, tunneling, pipes, ducts, conduits, and wire and the like leading under, over or through the Premises.

2.2Vehicle Parking.  Subject to the rules and regulations attached hereto as Exhibit “B” (the “Rules and Regulations”), and as established by Lessor or its duly authorized parking operator from time to time, Lessee shall be entitled to use up to fifty-five (55) parking spaces in the Office Building Project, on an unreserved and non-exclusive basis for the Term.

(a)If Lessee’s employees violate any parking rules then in effect, then Lessor shall have the right, with reasonable prior notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and invoice Lessee for the cost of such removal, which invoice shall be payable immediately upon receipt.

(b)Lessor reserves the right, in its discretion, to (i) reconfigure the parking area and ingress to and egress from the parking area, (ii) to modify the directional flow of traffic in the parking area, (iii) to allocate and assign parking spaces among Lessee and the other tenants of the Building or restrict the use of certain parking spaces for certain tenants, so long as in either instance there remain fifty-five (55) parking spaces allocated to Lessee in an area reasonably proximate to the Premises, and (iv) to install or otherwise implement and amend parking rules and regulations and control or monitoring devices for the parking facilities at no additional charge to Lessee and so long as they do not materially impact Lessee’s ability to use the parking areas.

(c)Lessee shall comply with all applicable regulations and ordinances of the governmental and quasi-governmental entities governing transportation management in the jurisdiction in which the Building is located.

2.3Common Areas - Rules and Regulations.  Lessee shall abide by and conform to and to cause its employees, suppliers, shippers, customers, and invitees to abide by and conform to the Rules and Regulations with respect to the Office Building Project.  Lessor or such other person(s) as Lessor may appoint (the “Property Manager”) shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to reasonably modify, amend and enforce the Rules and Regulations.  Lessor shall not be responsible to Lessee for the noncompliance with the Rules and Regulations by other lessees, their agents, employees and invitees of the Office Building Project, provided Lessor takes reasonable steps to enforce the Rules and Regulations.  In the event of a conflict, this Lease prevails over the Rules and Regulations.

2.4Common Areas - Changes.  Lessor shall have the right, in Lessor's sole discretion, from time to time:

(a)To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including, but not limited to, the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however, Lessor shall at all times provide reasonable access to the Premises and to the parking facilities required by applicable law and this Lease;

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(b)To close temporarily any of the Common Areas for maintenance and repair purposes so long as reasonable access to the Premises remains available;

(c)To designate other land and improvements outside the boundaries of the Office Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Office Building Project;

(d)To add additional buildings and improvements to the Common Areas;

(e)To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion thereof;

(f)To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Office Building Project as Lessor may, in the exercise of sound business judgment deem to be appropriate.

3.Term.

3.1Term.  The term of this Lease (the “Term”) and the Commencement Date shall be as specified in Section 1.5 of the Basic Lease Provisions.  All of Lessee’s obligations under this Lease shall be effective as of the Commencement Date.

3.2Delay in Possession.  If for any reason Lessor delays in delivering possession of the Premises to Lessee so that the Commencement Date occurs after the Scheduled Commencement Date then the validity of this Lease and the obligations of Lessee under this Lease shall not be affected and Lessor shall not be subject to any liability therefor; provided that if possession is not delivered by April 1, 2020, then Lessee has the option to terminate this Lease, and all amounts previously paid hereunder shall be refunded to Lessee and this Lease shall terminate without further force or effect. Possession of the Premises shall be deemed tendered to Lessee when (1) the improvements, if any, to be provided by Lessor under this Lease are substantially completed, (2) the Building utilities provided by Landlord are ready for use in the Premises, and (3) Lessee has reasonable access to the Premises.

3.3Early Possession.  Lessor shall use its commercially reasonable efforts to deliver possession of (i) Suite 120 to Lessee as of full execution of this Lease and (iii) Suite 130 to the Lessee no later than October 1, 2019 to allow Lessee to commence the Lessee’s Work and install its furniture, fixtures and equipment.  If Lessee occupies the Premises prior to the Commencement Date such occupancy shall be subject to all provisions of this Lease other than payment of Rent but such occupancy shall not change the Termination Date.  For the avoidance of doubt, the Commencement Date shall be deemed to have commenced not later than the date Lessee opens for business within the Premises.

3.4Notice of Commencement Date.  Promptly following the Commencement Date, Lessor will deliver to Lessee a notice identifying the Commencement Date and the Termination Date, a copy of which notice shall be executed by Lessee and returned to Lessor.

4.Rent.

4.1Base Rent.  By the first day of each calendar month during the Term, Lessee shall pay to Lessor the Base Rent for the Premises set forth in Section 1.6 of the Basic Lease Provisions, without notice, offset or deduction.  Base Rent for any period during the Term which is for less than one month shall be prorated on the basis of a 30-day month.  Base Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

4.2Additional Rent.  Lessee shall pay to Lessor all charges and other amounts required under this Lease as additional rent (“Additional Rent”).  Base Rent and Additional Rent shall be referred to herein as “Rent”.  Additional Rent shall include, but not be limited to Lessee's Share of the amount by which all Operating Expenses for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year, such excess being hereinafter referred to as the "Operating Expense Increase", in accordance with the following provisions:

(a)"Lessee's Share" is defined as the percentage set forth in Section 1.9 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate square footage of the Premises by the total approximate square footage of the Office Building Project.  It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Office Building Project pursuant to Section 2.1, in which case and all rents and other charges based on square footage shall be proportionately adjusted.

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(b)"Base Year" is defined as calendar year 2020.

(c)"Comparison Year" is defined as each calendar year during the Term subsequent to the Base Year.  Lessee's Share of the Operating Expense Increase for each partial Comparison Year included in the Term shall be prorated on the basis of a 365-day year.  If the average occupancy (expressly including that of Lessor) of the Office Building Project is not one hundred percent (100%) for any Comparison Year, then Lessor will make an appropriate adjustment of the Operating Expenses for such Comparison Year to determine what the annual Operating Expenses would have been if the average occupancy of the Office Building Project had been ninety-five percent (95%), and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Comparison Year.  For any Comparison Year in which Lessor adjusts the Operating Expenses to reflect an average occupancy of ninety-five percent (95%), the Operating Expenses for the Base Year also shall be adjusted to reflect an average occupancy of ninety-five percent (95%) for the Base Year (unless the average occupancy of the Office Building Project was greater than ninety-five percent (95%) or more for the Base Year, in which case it shall be unnecessary to adjust the Operating Expenses for the Base Year).

(d)“Base Year Real Property Tax Amount” is defined, for purpose of this Lease, as the amount equal to Lessee’s Share of Real Property Taxes, as defined in Section 10.3 and included in the definition of “Operating Expenses” for the Base Year, calculated based on the amount of property taxes actually due and payable as set forth on the property tax bill for the Office Building Project for the Base Year. Notwithstanding the foregoing, in the event Lessor’s Real Property Taxes are modified due to a change in its exemption for a year other than the Base Year, then Lessee’s Share of Real Property Taxes shall be calculated in that year by (i) taking the full assessed value of the Office Building Project for 2018-19, without the exemption applicable to Lessor’s ownership and use of the Office Building Project, (ii) increasing it by the inflation factor (2% per annum) permitted by Proposition 13 until the applicable Comparison Year, (iii) applying the tax rate for ad valorem real property taxes applicable in the applicable Comparison Year; and (iv) calculating Lessee’s Share thereof.

(e)“Adjusted Base Year Operating Expenses” is defined, for the purpose of this Lease, as the amount equal to Operating Expenses for the Base Year less the Base Year Real Property Tax Amount.

(f)"Operating Expenses" is defined, for purposes of this Lease, to include all costs and expenses actually paid or incurred by Lessor in the exercise of its reasonable discretion, for:

(i)The operation, management, repair, maintenance, and replacement, in neat, clean, safe, good order and condition, of the Office Building Project, including, but not limited to, the following:

(1)The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

(2)All heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, lessees or occupants of the Office Building Project, including tenant directories, fire detection systems, including sprinkler system maintenance and repair (the “Building Systems”) but excluding all services separately metered and/or directly paid by Lessee.

(ii)General maintenance, trash disposal, janitorial and security services but excluding all in-suite janitorial provided and paid directly by Lessee;

(iii)Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an "Operating Expense";

(iv)The cost of the premiums for the liability and property insurance policies to be maintained by Lessor under Section 8 hereof;

(v)The amount of Real Property Taxes to be paid by Lessor under Section 10.1 and as defined in Section 10.3.

(vi)The cost of water, sewer, gas, common area electricity, and other publicly mandated services to the Office Building Project;

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(vii)Commercially reasonable labor, salaries, payroll taxes and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Office Building Project and accounting and a management fee attributable solely to the operation of the Office Building Project; provided, however, that for the purposes of this section, “commercially reasonable” labor costs shall include union scale expenses to the extent reasonable given (x) the need for labor harmony, (y) the availability of workers and (z) any applicable laws; and

(viii)The cost of any capital improvements made by Lessor to the Office Building Project, the common facilities or any part thereof and the cost of replacing any capital improvements or equipment, such cost to be amortized for the reasonable useful life of such improvements as determined by the applicable of sound accounting and management principles, using a commercially reasonable interest rate (which shall initially be 5%).

(g)Operating Expenses shall not include any expenses of Lessor (i) paid by any lessee directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds or (ii) resulting from the breach by a tenant of any other lease at the Office Building Project, or (iii) resulting from an uninsured casualty caused by a third party (including a tenant of any other lease at the Office Building Project), so long as such uninsured casualty is not due to Tenant’s failure to procure and maintain insurance coverage as otherwise required by this Lease.

(h)Lessee's Share of any Operating Expense Increase shall be payable by Lessee within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor.  At Lessor's option, however, an amount may be estimated by Lessor from time to time, and the same shall be payable monthly or quarterly, as Lessor shall designate during each Comparison Year of the Term, on the same day as the Base Rent is due hereunder.  In the event that Lessee pays Lessor's estimate of Lessee's Share of Operating Expense Increase, Lessor shall deliver to Lessee after the expiration of each Comparison Year a reasonably detailed statement (“Operating Expense Statement”) showing the actual amount of Lessee's Share of the Operating Expense Increase incurred during such year.  If Lessor’s estimate of Lessee's Share of Operating Expense Increase exceeded the actual amount of Lessee's Share of Operating Expense Increase, Lessee shall be entitled to credit in the amount of such overpayment against the portion of Lessee's Share of Operating Expense Increase next falling due, or, if this Lease has terminated, such excess shall be refunded to Lessee within thirty (30) days after delivery by Lessor to Lessee of the Operating Expense Statement.  If Lessor’s estimate of Lessee's Share of Operating Expense Increase was less than the actual amount of Lessee's Share of Operating Expense Increase, Lessee shall pay to Lessor (whether or not this Lease has terminated) the amount of the deficiency within thirty (30) days after delivery by Lessor to Lessee of the Operating Expense Statement.  So long as the Building is exempt from ad valorem real property taxes, Lessor shall use the Adjusted Base Year Operating Expenses for purposes of calculating Operating Expense Increases for each year of the Lease.

(i)Lessee shall have the right to conduct a reasonable review and audit of Lessor’s records relating to the Operating Expense Statement for the period to which it covers, provided that Lessee strictly complies with the terms and conditions of this Section.  Lessee may not conduct any audit during any period it has failed to pay all Rent due and owing to Lessor (beyond applicable notice and cure periods).  No subtenant shall have the right to conduct any such review, and no assignee of Lessee (other than a Permitted Transferee) shall have the right to conduct a review for a period before the assignment.  Lessee shall exercise its review right on not less than fifteen (15) days’ prior written notice, given at any time within sixty (60) days after Lessee’s receipt of the Operating Expense Statement and for the year of such Operating Expense Statement only.  Any such review shall be conducted by Lessee (i.e. an employee of Lessee) or by a bona fide independent certified public accountant of Lessee’s choosing that is not being compensated by Lessee on a contingency fee basis.  Any such review shall be conducted at Lessor’s office in the Building or at Lessor’s principal offices (within the continental United States).  Lessor shall provide Lessee with reasonable accommodation for the review and reasonable use of office equipment, including photocopiers.  Lessee shall deliver to Lessor a copy of the written results of any such review within fifteen (15) days after its completion or receipt by Lessee and will maintain in strict confidence all information obtained in connection with the review and will not disclose the fact of the review or any results of it to any person or entity.  A dispute over the Operating Expense Statement or any error by Lessor in interpreting or applying the provisions of this Lease in documenting or calculating the amounts in the Operating Expense Statement shall not cause Lessor to be liable for any consequential damages.  Pending the determination of any such dispute Lessee shall pay amounts billed with respect to the disputed Operating Expense Statement as Additional Rent, without prejudice to Lessee’s position, and subject to rebate of any amounts subsequently found to have been charged to Lessee in error.  Notwithstanding anything to the contrary herein, if the review shows that Lessee has been overcharged by five percent (5%) or more then Lessor shall be obligated to pay the actual cost of any such audit not to exceed $15,000 upon reasonably supporting documentation (which capped amount shall increase by five percent (5%) per annum).

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5.Security Deposit.

Concurrently with the execution of this Lease, Lessee is depositing with Lessor the security deposit set forth in Section 1.9 of the Basic Lease Provisions (the “Security Deposit”) as security for Lessee's faithful performance of its obligations hereunder.  Lessee agrees that Lessor may, without waiving any of Lessor’s other rights and remedies under this Lease, upon the occurrence of any of the events of default described in Section 13 hereof, apply all or any portion of the Security Deposit to remedy any failure by Lessee to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein.  Should Lessor so apply all or any portion of the Security Deposit, Lessee shall, within ten (10) days replenish the Security Deposit to the original amount.  Lessor shall hold the Security Deposit in a federally insured deposit account, but shall not be required to keep the Security Deposit separate from its general accounts.  If Lessee performs all of Lessee's obligations hereunder, the Security Deposit shall be returned to Lessee (or at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) within a forty-five (45) days after the expiration of the Term.  The Security Deposit shall not be deemed an advance payment of Rent or a measure of Lessor’s damages for any default hereunder by Lessee.  No trust relationship is created herein between Lessor and Lessee with respect to the Security Deposit.  Should the Premises. the Building or the Office Building Project be conveyed by Lessor, then provided this Lease is assumed by Lessor’s grantee in writing, the remaining amount of the Security Deposit shall be turned over to Lessor’s grantee and thereafter Lessor shall not be responsible for the return of the Security Deposit, and Lessee shall look to Lessor’s grantee for return of the same.  In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Lessee or its successors or assigns, said Security Deposit shall be deemed to be applied first to the payment of Basic Rent or Additional Rent due Lessor for all periods prior to the institution of the proceedings, and the balance, if any, of said Security Deposit may be retained or paid to Lessor in partial liquidation of Lessor’s damages.

Notwithstanding the foregoing, on the first day of the thirtieth (30th) month during the Term, provided that the Lessee is not then in default under the Lease (beyond applicable notice and cure periods) and had not been in default (beyond applicable notice and cure periods) at any time during the preceding twelve (12) months, then Lessor shall reduce the Security Deposit by returning to Lessee fifty percent (50%) of the funds then comprising the Security Deposit, either by payment made with immediately available funds or as a credit against subsequent amounts due from Lessee under this Lease.

6.Use.

6.1Use.  The Premises shall be used and occupied solely by Lessee and Lessee shall use the Premises solely for the purpose set forth in Section 1.4 of the Basic Lease Provisions and for no other purpose, without the express written permission of Lessor.  Lessee hereby agrees that any variation from or expansion of the use specified herein shall constitute a material breach of this Lease.

6.2Compliance with Law.  Lessee shall, at Lessee's expense, promptly comply with all Applicable Laws, all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises or any other body exercising similar functions.  As used herein, the term “Applicable Laws” means all applicable laws, codes, ordinances, orders, rules, regulations and requirements, of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities, and officers thereof relating to or affecting Lessee, the Office Building Project or the Building or the use, operation or occupancy of the Premises, whether now existing or hereafter enacted.  Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Office Building Project.

6.3Specially Designated National or Blocked Person.  Lessee certifies that it is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation designated by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National or Blocked Person,” or other banned or blocked person, group, entity or nation pursuant to any Applicable Laws that are administered or enforced by the Office of Foreign Assets Control, nor is Lessee initiating, facilitating or engaging in this transaction, directly or indirectly, for or on behalf of any such person, group, entity or nation.

6.4Acceptance of Premises; Lessor’s Work; Lessee’s Work

(a)The Premises as furnished by Lessor consist of the improvements as they exist as of the date hereof.  Except as otherwise provided in Section 6.4(c), Lessor shall have no obligation for construction work or improvements on the Premises, and Lessor’s contribution to the construction and improvements consists only of delivery of possession of the Premises to Lessee in their as-is condition and with all existing faults, if any.  The improvements now or hereafter situated upon the Premises, whether constructed by, for, or at the expense of either Lessor or Lessee, are and shall become a part of the Premises and Lessee shall have only a leasehold interest therein

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(b)Prior to entering into this Lease, Lessee has made a thorough and independent examination of the Premises and all matters relating to Lessee’s decision to enter into this Lease.  Lessee is thoroughly familiar with all aspects of the Premises and is satisfied that, subject to the completion of Lessor’s Work in Section 6.4(d) they are in any acceptable condition and meet Lessee’s needs.  Lessee hereby accepts the Premises and the Office Building Project in their condition existing as of the Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to satisfactory completion of the Lessor’s Work.  Lessee acknowledges that the Premises are subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.  Lessee acknowledges that the Premises are in good order and repair and that, subject to satisfactory completion of the Landlord’s Work it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lessor's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Office Building Project for the conduct of Lessee's business.

(c)Lessee shall perform all work required to complete the Premises to a finished condition ready to open for business (“Lessee’s Work”).  Lessee’s Work shall be performed in strict compliance with any design guidelines established by Lessor and with the provisions of Section 7.3.  For the purpose of completing Lessee’s Work, Lessor shall provide Lessee a tenant improvement allowance of up to $395,125, which shall be disbursed on a construction-draw basis directly to Lessee’s contractors in accordance with the Work Letter attached as Exhibit C.

7.Maintenance, Repairs, Alterations and Common Area Services

7.1Lessor's Obligations.  Lessor shall repair and maintain the structural portions of the Premises (including the roof structure and membrane and exterior walls) the Building Systems and Common Areas, and maintain the Common Areas in compliance with all Laws, including without limitation any and all ADA laws and regulations not otherwise triggered or required as a direct result of Lessee’s Work; provided that Lessee shall be obligated to reimburse Lessor for any repair or maintenance if necessitated or occasioned by the acts, omissions or negligence of Lessee, or any of its servants, employees, contractors, agents, visitors or licensees, which Lessee could have reasonably prevented.  Except as provided in Section 9.4, there shall be no abatement of rent or liability of Lessor on account of any injury or interference with Lessee's business arising from the making of any improvements, alterations or repairs to any portion of the Office Building Project or to fixtures, appurtenances and equipment therein, nor shall any such improvement, alteration or repair constitute an eviction or disturbance of Lessee's use or possession of the Premises.

7.2Lessee's Obligations.

(a)Lessee shall take good care of the Premises and keep the Premises in good working order and in a clean, safe and sanitary condition.  Notwithstanding Lessor's obligation to keep the Premises in good condition and repair, Lessee shall pay, as Additional Rent, the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, that is attributable to causes beyond normal wear and tear.  Lessee shall be responsible for the cost of such periodic painting or repair or replacement of wall coverings at the Premises as may reasonably be required and approved by Lessor and for the repair or replacement of any improvements that are not ordinarily a part of the Building or that are above generally accepted building standards.    Any future alterations to the Premises required under the ADA due solely to Tenant’s change of use of the Premises or any tenant improvements therein shall be performed by Tenant, at its sole cost and expense.

(b)On the last day of the Term, or upon any sooner termination of this Lease, Lessee shall surrender the Premises to Lessor as constructed ordinary wear and tear excepted, clean and free of debris.  Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee.  Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment.  Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings and plumbing on the Premises and in good operating condition.

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7.3Alterations and Additions.

(a)Lessee shall not make or permit any alterations, installations, improvements, additions, or repairs, structural or otherwise (collectively, “Alterations”), in, on or about the Premises, or the Office Building Project without Lessor’s prior written consent, which may not be unreasonably withheld, conditioned or delayed for any Alterations that would not have a material impact on structural, mechanical, electrical, plumbing or life safety systems affecting the Building or Premises (the “Major Alterations”).  Lessee may only complete Major Alterations with Lessor’s approval in its sole discretion.  As used herein, the term “Alterations” shall not include (i) the Lessee’s Work or (ii) cosmetic changes to the Premises and/or insignificant changes such as carpeting, window and wall coverings, lighting fixtures, and telephone and telecommunication wiring and equipment.  Along with any request for consent, Lessee will deliver to Lessor plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations.  If Lessor approves the proposed Alterations, Lessee will, before commencing the Alterations, deliver to Lessor copies of all contracts, certificates of insurance, copies of all necessary permits and licenses and such other information relating to the Alterations as Lessor reasonably requests.  Lessee will cause all approved Alterations to be constructed (i) in a good and workmanlike manner, (ii) in compliance with all Applicable Laws (as defined in Section 6.2), (iii) in accordance with the Rules and Regulations and with any design guidelines established by Lessor, (iv) in accordance with all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises or any other body exercising similar functions, and (v) during times reasonably determined by Lessor to minimize interference with other lessees’ use and enjoyment of the Office Building Project.

(b)Lessee shall pay the cost and expense of all Alterations, including, without limitation, a reasonable charge for Lessor’s review, inspection and engineering time, not to exceed 1% of the hard costs of such alteration, and for any painting, restoring or repairing the Premises or the Building that the Alterations occasion.  Prior to commencing any Alterations, Lessee will deliver the following to Lessor in form and amount reasonably satisfactory to Lessor:  ii) builder’s “all risk” insurance in an amount at least equal to the replacement value of the Alterations, and (iii) evidence that Lessee and each of Lessee’s contractors have in force commercial general liability insurance insuring against construction related risks in at least the form, amounts and coverages required of Lessee under Section 8.  The insurance policies described in clauses (ii) and (iii) must name Lessor, Lessor’s lender and the Property Manager as additional insureds.

(c)Lessor may inspect construction of the Alterations.  Immediately upon completion of any Alterations, Lessee will furnish Lessor with contractor affidavits and full and final lien waivers and receipted bills covering all labor and materials expended and used in connection with the Alterations.  Lessee will remove any Alterations Lessee constructs in violation of this Section 7.3 within ten (10) days after Lessor’s written request and in any event prior to the expiration or earlier termination of this Lease.  All Alterations Lessee makes or causes to be made to the Premises (including all telephone, computer, security and other wiring and cabling located within the walls of the Premises, but excluding Lessee’s trade fixtures, furniture and equipment) become the property of Lessor and a part of the Building immediately upon installation and, unless Lessor requests Lessee to remove the Alterations, Lessee will surrender the Alterations to Lessor upon the expiration or earlier termination of this Lease at no cost to Lessor.

(d)Lessee will keep the Premises and the Office Building Project free from any mechanics’, materialmens’, or other liens arising out of any work performed, materials furnished or obligations incurred by or for Lessee.  In the event that Lessee shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause any such lien to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Lessor and all expenses incurred by it in connection therewith (including, without limitation, reasonable counsel fees) shall be payable to Lessor by Lessee upon demand.  Lessor shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Lessor shall deem proper for the protection of Lessor, the Premises, and the Office Building Project, from mechanics’ and materialmens' liens.  Lessee shall give to Lessor at least ten (10) days’ prior written notice of commencement of any repair or construction on the Premises.

7.4Utility Additions.

(a)Additional Utilities Facilities.  Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee, or any other lessee of the Office Building Project, including, but not limited to, plumbing, electrical systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

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(b)Telecommunications Equipment.  Lessee’s installation of telephone lines, cables, and other electronic telecommunications services and equipment shall be subject to the terms and conditions of Section 7.3 of this Lease.  Upon the expiration or earlier termination of this Lease and upon the request of Lessor, Lessee shall remove, at its sole cost and expense, all of Lessee’s telecommunications lines and cabling installed by Lessee, including, without limitation, any such lines and cabling installed in the plenum or risers of the Building (collectively, the “Lessee Wiring”), as designated by Lessor.  In the event that Lessor elects to retain any Lessee Wiring, the Lessee Wiring shall be left in good condition and working order, lien free and properly labeled.

(c)Wireless Systems.  Subject to Section 7.3. Lessee shall cause, at its sole cost and expense, any wireless systems equipment (“WIFI Equipment”), as installed, to at all times comply with all applicable technical requirements and Applicable Laws,  and Lessee shall cause such equipment not to interfere with (i) any of the Building’s mechanical and electrical equipment and machinery, or any Building System, and (ii) any wireless system or telecommunications facilities servicing or within the Building as of the date of installation by the Lessee.  Lessee shall consult with Lessor at the earliest practical stage of consideration of any project by Lessee which may possibly interfere with the foregoing.

8.Insurance; Indemnity.

8.1Insurance.  Lessee shall, at Lessee's sole cost and expense, obtain and keep in effect during the Term:

(a)Commercial general liability insurance applying to the use and occupancy of the Premises and the Office Building Project and any part thereof, or any areas adjacent thereto and including any licensed areas and storage spaces and the business operated by Lessee and any other occupants on the Premises.  Such insurance shall have a minimum limit of liability of not less than $3,000,000, which may be a combination of a primary policy and an umbrella/excess liability policy.  Such policy shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned occurring during the policy term, with at least the following endorsements to the extent such endorsements are generally available:  (i)  including employees as additional insureds, (iii) providing broad form property damage coverage and products completed operations coverage (where applicable), (iv) deleting any liquor liability exclusions, and (v) providing for coverage of owned and non-owned automobile liability;

(b)Standard fire and extended perils insurance, including sprinkler leakages, vandalism and malicious mischief covering property of every description including furniture, fittings, installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Lessee in an amount of not less than one hundred percent (100%) of the full replacement cost thereof as shall from time to time be determined by Lessee in form satisfactory to Lessor;

(c)State Worker's Compensation Insurance in the statutorily mandated limits and Employer’s Liability Insurance with limits of not less than Five Hundred Thousand Dollars ($500,000);

(d)Business Interruption Insurance for a period of at least twelve (12) months commencing with the date of loss insuring that the Rent will be paid to Lessor during this period if the Premises are destroyed or rendered inaccessible; and;

(e)Any additional amounts of coverage or other form or forms of insurance as Lessor may reasonably require from time to time in amounts and for insurable risks against which a prudent Lessee would protect itself.

8.2Insurance Policies.  All policies of insurance provided for herein shall be issued by insurance companies with general policyholders’ rating of not less than (VII) and a financial rating of B+ as rated in the most current available “Best’s Insurance Reports,” and qualified to do business in the State of California, and shall include as additional insureds the Lessor and - the Property Manager  Certificates of insurance evidencing these policies shall be delivered to Lessor within ten (10) days prior to the delivery of possession of the Premises to Lessee and thereafter at the renewal term of such policy.  As often as any policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Lessee in like manner and to like extent.  All such policies of insurance shall provide that the company writing said policy will endeavor to give to Lessor thirty (30) days’ notice in writing in advance of any cancellation or lapse or of the effective date of any reduction in the amounts of insurance.  All commercial general liability, property damage and other casualty policies shall be written on an occurrence basis and as primary policies, and not in excess of coverage that Lessor may carry.  Lessor’s coverage shall not be contributory.  Such insurance shall specifically include the liability assumed hereunder by Lessee, shall provide for severability of interests, shall further provide that an act or omission of one of the named insureds which would void or otherwise reduce coverage shall not reduce or void the coverage as to any insured, and shall afford coverage for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

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8.3Failure to Obtain.  Should Lessee fail to take out and keep in force each insurance policy required under this Section 8, or should such insurance not be approved by Lessor and should the Lessee not rectify the situation within forty-eight (48) hours after written notice from Lessor to Lessee, Lessor shall have the right, without assuming any obligation in connection herewith, to effect such insurance at the sole cost of Lessee, and all outlays by the Lessor shall be immediately payable by the Lessee to the Lessor as Additional Rent without prejudice to any other rights and remedies of Lessor under this Lease.

8.4Waiver of Subrogation.  Notwithstanding anything to the contrary contained herein, to the extent permitted by their respective policies of insurance and to the extent of insurance proceeds received with respect to the loss, Lessor and Lessee each hereby waive any right of recovery against the other party and against any other party maintaining a policy of insurance with respect to the Office Building Project or any portion thereof or the contents of any of the same, for any loss or damage maintained by such other party with respect to the Office Building Project or the Premises or any portion of any thereof or the contents of the same or any operation therein, whether or not such loss is caused by the fault or negligence of such other party.  If any policy of insurance relating to the Premises carried by Lessee does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, Lessee shall, if possible, obtain from the insurer under such policy a waiver of all rights of subrogation the insurer might have against Lessor or any other party maintaining a policy of insurance covering the same loss, in connection with any claim, loss or damage covered by such policy.

8.5Lessor’s Liability.  No approval by Lessor of any insurer, or the terms or conditions of any policy, or any coverage or amount of insurance, or any deductible amount shall be construed as a representation by Lessor of the solvency of the insurer or the sufficiency of any policy or any coverage or amount of insurance or deductible and Lessee assumes full risk and responsibility for any inadequacy of insurance coverage or any failure of insurers.

8.6Lessor’s Insurance.  Lessor shall maintain in effect, provided it is obtainable, a policy or policies of property insurance covering the Office Building Project, providing protection against perils included within the classification “Fire and Extended Coverage” in the amount in an amount of not less than one hundred percent (100%) of the full replacement cost.  Nothing herein shall require Lessor to carry any insurance with respect to risks or property required to be insured by Lessee under this Lease or by any other Lessee under such Lessee’s lease, or with respect to any improvements or fixtures in the Office Building Project that have been constructed or installed by or at the expense of any other Lessee in the Office Building Project.

8.7Indemnity.  Lessee shall indemnify, protect, defend and save and hold Lessor, the Property Manager, and their respective trustees, directors, officers, agents and employees, harmless, from and against any and all losses, costs, liabilities, claims, damages and expenses, including, without limitation, reasonable attorneys’ fees and costs and reasonable investigation costs, incurred in connection with or arising from:  (a) any default by Lessee in the observance or performance of any of the terms, covenants or conditions of this Lease on Lessee’s part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Premises by Lessee or any person or entity claiming through or under Lessee, or (c) the condition of the Premises or any occurrence on the Premises from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Lessor, or (d) any acts, omissions or negligence of Lessee or of the contractors, agents, servants, employees, visitors, customers, or licensees of Lessee, in, on or about the Premises or the Office Building Project.  Lessee’s obligations under this Section 8.8 shall survive the termination of the Lease.

8.8Limitation of Lessor’s Liability:  The liability of Lessor, any agent of Lessor, or any of their respective officers, directors, board members, beneficiaries, shareholders, or employees to Lessee for or in respect of any default by Lessor under the terms of this Lease or in respect of any other claim or cause of action shall be limited to the interest of Lessor in the Building, and Lessee shall look solely to Lessor's interest in the Office Building Project for the recovery and satisfaction of any judgment against Lessor, any agent of Lessor, or any of their respective officers, directors, shareholders, and employees.  Any action based upon such liabilities shall be commenced within six (6) months following the date of any assignment of this Lease by Lessor and no such action shall be brought thereafter. No holder or beneficiary of any mortgage or deed of trust on any part of the Office Building Project shall have any liability to Lessee hereunder for any default of Lessor.

9.Damage or Destruction.

9.1Definition.  The term “casualty”, for purposes of this Lease, includes (but is not limited to) the following acts or events:

(a)Extreme events of nature including but not limited to fire, flood, bad weather, earthquake, and other similar occurrences;

(b)Any act of war, terrorism, or bio-terrorism, where “bio-terrorism” shall mean the release (or threatened release) of an airborne agent or other contaminant that is or could adversely affect the Building or its occupants.

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9.2If the Premises or the Building or the Office Building Project or any portion thereof (whether or not the Premises are affected) are damaged by fire or other casualty, Lessor shall forthwith repair the same (except for Alterations installed by or on behalf of Lessee) provided that such repairs (i) can be made within two hundred seventy (270) days after the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof and (ii) are covered by the proceeds of insurance required to be maintained by Lessor pursuant to Section 8.6 hereof.  In such event, this Lease shall remain in full force and effect except that Lessee shall be entitled to a proportionate reduction of Base Rent and Additional Rent while such repairs are being made as provided below.  Within thirty (30) days after the date of such damage, Lessor shall notify Lessee that either (A) the repairs are covered by insurance required to be maintained by Lessor pursuant to Section 8.6 and Landlord is committing to make such repairs within two hundred seventy (270) days after the date of such damage or (B) that such repairs cannot be made within two hundred seventy (270) days from the date of such damage or such damage is not so covered by insurance.  If Lessor notifies Lessee that that such repairs cannot be made within two hundred seventy (270) days from the date of such damage, then either Lessor or Lessee may elect to terminate this Lease upon written notice as of a date specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after notice is given.  If no notice to terminate is timely delivered by either party, then Lessor shall diligently prosecute such repairs to completion, and the Base Rent and Additional Rent shall be reduced as provided herein; If a notice to terminate is given by Lessee, this Lease shall terminate on the date specified in such notice.  In case of termination, the Base Rent and Additional Rent shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Lessee in the Premises, and Lessee shall pay such reduced Base Rent and Additional Rent up to the date of termination.  Lessor shall refund to Lessee any Base Rent and Additional Rent previously paid for any period of time subsequent to such date of termination.  The repairs to be made hereunder by Lessor shall not include, and Lessor shall not be required to repair, any damage by fire or other cause to the property of Lessee or any damage caused by the negligence of Lessee, its contractors, agents, licensees or employees or any repairs or replacements of any paneling, decorations, railings, floor coverings, or any Alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Lessee.

9.3If Lessor elects or is required hereunder to repair, reconstruct or restore the Premises after any damage or destruction thereto, Lessee shall, at its own expense, as soon as reasonably practicable, replace or fully repair, reconstruct or restore all Alterations installed by Lessee and all other of Lessee’s improvements, fixtures and property.  Lessee hereby waives the provisions of any statute or law that may be in effect at the time of the occurrence of any such damage or destruction, under which a lease is automatically terminated or a Lessee is given the right to terminate a lease upon such an occurrence.

9.4Lessee shall have no interest in or claim to any portion of the proceeds of any insurance or self-insurance maintained by Lessor.  Except as otherwise provided herein, Lessor shall have no interest in or claim to any portion of the proceeds of any insurance maintained by Lessee under Section 8.

9.5Lessee agrees at all times after any damage to or destruction of the improvements on the Premises, or any portion thereof, to continue the operation of its business therein to the extent practicable.  If Lessor is required or elects to make any repairs, reconstruction or restoration of any damage or destruction to the Premises under any of the provisions of this Section 9, Lessee shall not be entitled to any damages by reason of any inconvenience or loss sustained by Lessee as a result thereof.  During the period commencing with the date of any such damage or destruction that Lessor is required or elects hereunder to repair, reconstruct or restore, and ending with the completion of such repairs, reconstruction or restoration the Base Rent and Additional Rent shall be proportionately reduced based upon the extent to which such damage and the making of such repairs by Lessor shall interfere with the business carried on by Lessee in the Premises.  The full amount of Base Rent and Additional Rent shall again become payable immediately upon the completion of such work of repair, reconstruction or restoration.  Except as expressly hereinabove provided, there shall be no reduction, change or abatement of any rental or other charge payable by Lessee to Lessor hereunder, or in the method of computing, accounting for or paying the same.

9.6Interruption of Service.

(a)Interruption of Service Defined.  No damages, compensation, or claim shall be payable by Lessor, and this Lease and the obligations of Lessee to perform all of its covenants and agreements hereunder shall in no way be affected, impaired, reduced, or excused, in the event that there is an interruption, curtailment, or suspension of the Building’s HVAC, utility, sanitary, elevator, water, telecommunications, security (including equipment, devices, and personnel), or other Building systems serving the Premises or any other services required of Lessor under this Lease (each, an “Interruption of Service”), by reason of:

(i)any casualty;

(ii)any emergency situation creating a threat to person or property;

(iii)any other causes of any kind whatsoever that are beyond the control of Lessor, including but not limited to:

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(aa)a lack of access to the Building or the Premises beyond the control of Lessor (which shall include, but not be limited to, the lack of access to the Building or the Premises when it or they are structurally sound but inaccessible due to the evacuation of the surrounding area or damage to nearby structures or public areas);

(bb)any cause outside the Building;

(cc)reduced air quality or other contaminants within the Building that would adversely affect the Building or its occupants (including, but not limited to, the presence of biological or other airborne agents within the Building or the Premises);

(dd)a disruption of mail and deliveries to the building or the Premises resulting from a casualty;

(ee)a disruption of telephone and telecommunications services to the Building or the Premises resulting from a Casualty; or,

(ff)a blockage of any windows, doors, or walkways to the Building or the Premises resulting from a casualty.

(b)Abatement of Rent.  Notwithstanding Section 9(a), in the event an Interruption of Services continues for a period of more than five (5) consecutive business days, then the Base Rent shall abate for every day thereafter that the Interruption of Services continues.

(c)Lessor’s Interruption of Services.  Except as otherwise expressly provided in this Lease, Lessor reserves the right, without any liability to Lessee, and without being in breach of any covenant of this Lease, to effect an Interruption of Service, as required by this Lease or by law, or as Lessor in good faith deems advisable, whenever and for so long as may be reasonably necessary, to make repairs, alterations, upgrades, changes, or for any other reason, to the Building’s HVAC, utility, sanitary, elevator, water, telecommunications, security (including equipment, devices, and personnel), or other Building systems serving the Premises or any other services required of Lessor under this Lease.

In each instance, Lessor shall exercise reasonable diligence to eliminate the cause of the Interruption of Service, if resulting from conditions within the Building, and conclude the Interruption of Service.  Lessor shall give Lessee notice, when practicable, of the commencement and anticipated duration of such Interruption of Service.

(d)No Remedies.  The occurrence of an Interruption of Service pursuant to Subsections 9.6(a) and 9.6(c) hereof shall not:

(i)Constitute an actual or constructive eviction of Lessee, in whole or in part;

(ii)Except as expressly provided in Section 9(b), entitle Lessee to any abatement or diminution of Basic Rent, Additional Rent, or any other costs due from Lessee pursuant to this Lease;

(iii)Otherwise relieve or release Lessee from any of its obligations under this Lease;

(iv)Entitle Lessee to terminate this Lease.

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10.Taxes.

10.1Real Property Taxes and Possessory Interest Taxes.  Lessor shall pay Real Property Taxes as defined in Section 10.3 which are applicable to the Office Building Project.  In the event Lessee is assessed directly any possessory interest taxes not incorporated into Lessee’s Share of Real Property Taxes, Lessee shall pay any such separately assessed taxes prior to delinquency and shall receive an abatement or reduction in the amount of Lessee’s Share of Real Property Taxes for the applicable Comparison Year in which such possessory interest taxes were paid.  Lessor shall be permitted, but not obligated, to pay any such possessory interest taxes on behalf of Lessee, which shall become Additional Rent payable to Lessor upon written demand to Lessee.

10.2Additional Improvements.  Lessee shall not be responsible for paying any portion of increases in Real Property Taxes that the tax assessor's records and work sheets indicate are the result of improvements made to the Office Building Project by other lessees or by Lessor for the exclusive enjoyment of other lessees.  Lessee shall pay to Lessor the full amount of any increase in Real Property Taxes assessed solely by reason of additional improvements installed at the Premises by Lessee or at Lessee's request.

10.3Definition of "Real Property Tax".  “Real Property Taxes” means all taxes, assessments and charges levied upon or with respect to the Office Building Project or any personal property of Lessor used in the operation thereof, or Lessor’s interest in the Office Building Project or such personal property.  Real Property Taxes shall include, without limitation, all general ad valorem real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Office Building Project or the occupants thereof, service payments in lieu of taxes, and any tax, fee, or excise on the act of entering into this Lease or any other lease of space in the Office Building Project, or on the use or occupancy of the Office Building Project or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Office Building Project, that are now or hereafter levied or assessed against Lessor by the United States of America, the State of California or any political subdivision thereof, public corporation, district, or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other real property taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease.  Real Property Taxes shall not include franchise, transfer, inheritance, gross receipts (but only to the extent not based upon Tenant’s payroll or income), or capital stock taxes or income taxes measured by the net income of Lessor from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Lessor as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a real property tax.  Real Property Taxes shall also include reasonable legal and consulting fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Real Property Taxes.

10.4Personal Property Taxes.

(a)Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee located in the Premises or elsewhere.

(b)If any of Lessee's personal property shall be jointly assessed with Lessor's real property, Lessee shall pay to Lessor the portion of the tax attributable to such personal property within ten (10) days after receipt of a written statement setting forth such amounts prepared by Lessor in accordance with Section 10.5.

10.5Joint Assessment.  If the taxes on improvements or personal property which are to be paid separately by Lessee under this Section 10 are not separately assessed, Lessee's portion of such taxes shall be equitably determined by Lessor from the respective valuations assigned to such improvements or personal property in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available.  Lessor's reasonable, good faith determination thereof shall be conclusive.

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11.Utilities.

11.1Services Provided by Lessor.  Lessor shall provide heating, ventilation, air conditioning, and janitorial service to the Common Area as reasonably required, electricity sufficient for normal office use, tap water sufficient for normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures. The parties agree that the lighting fixtures in suite 130 upon lease execution are considered to be standard overhead fixtures.

11.2Services Exclusive to Lessee.  Lessee shall pay, direct to the vendor/service provider, its separately metered in-suite electricity, other power, telephone and other communications services, together with any taxes or impositions thereon.  Lessee shall also contract and pay for all janitorial services within the Premises which will include placing all trash or recycling in the appropriate Lessor-provided dumpsters.

11.3Hours of Service.  All services and utilities provided to the Premises by Lessor shall be provided during generally accepted business days and hours - Monday through Friday, from 8:00 a.m. to 6:00 p.m. The Building can be accessed after the standard business days and hours by use of a key access card.

11.4Excess Usage by Lessee.  Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water or suffer or permit any act that causes extraordinary burden upon the utilities or services provided by Lessor for the Office Building Project.  Lessee shall reimburse Lessor for any expenses or costs resulting from a breach of this subparagraph by Lessee.

11.5Interruptions.  Lessor shall not be liable for and there shall be no rent abatement as a result of any stoppage, reduction, interruption or discontinuance of any utility or service due to riot, strike, act of war, act of terrorism or bioterrorism, labor dispute, breakdown, accident, repair or any other cause or in cooperation with governmental request or directions, nor shall such stoppage, reduction, interruption or discontinuance be considered an eviction or interruption of Lessee's use or possession of the Premises.

12.Assignment and Subletting.

12.1Lessee shall not directly or indirectly (including, without limitation, by merger, acquisition, or other transfer of any controlling interest in Lessee) voluntarily or by operation of law sell, assign, mortgage, encumber, pledge or otherwise transfer or hypothecate all or any part of Lessee's interest in or rights with respect to the Premises or its leasehold estate hereunder (collectively, “Assignment”), or permit all of the Premises to be occupied by anyone other than itself or sublet all or any portion of the Premises (collectively, “Sublease”) without Lessor's prior written consent in each instance, which consent may not be unreasonably withheld, conditioned or delayed.  Notwithstanding any other provision hereof, Lessee shall have no right to make (and Lessor shall have the absolute right to refuse consent to) any assignment of this Lease or sublease of any portion of the Premises if at the time of either Lessee’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Lessee, or if the proposed assignee or sublessee is an entity:  (a) with which Lessee is already in negotiation as evidenced by the issuance of a written proposal; (b) is a governmental agency; (c) is incompatible with the character or occupancy of the Building; (d) does not possess the financial ability or stability to carry out its responsibilities under this Lease, or (e) would subject the Premises to a use which would:  (i) involve increased personnel or wear upon the Building; (ii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iii) would not be permissible under applicable zoning, planning or land use requirements.  Lessee expressly agrees that Lessor shall have the absolute right to refuse consent to any such assignment or sublease and that for the purposes of any statutory or other requirement of reasonableness on the part of Lessor such refusal shall be reasonable.

12.2If Lessee desires to enter into an Assignment of this Lease or a Sublease of the Premises, it shall give written notice (the “Notice of Proposed Transfer”) to Lessor of its intention to do so no less than thirty (30) days prior to such proposed Assignment of Sublease, which notice shall contain: (i) the name and address of the proposed assignee, sublessee or occupant (“Transferee”), (ii) the nature of the proposed Transferee’s business to be carried on in the Premises, (iii) the terms and provisions of the proposed Assignment or Sublease and (iv) such financial information as Lessor may reasonably request concerning the proposed Transferee.

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12.3At any time within thirty (30) days after Lessor’s receipt of the Notice of Proposed Transfer pursuant to Section 12.2, Lessor may by written notice to Lessee elect to: (ii) consent to the proposed Assignment or Sublease, or (iii) reasonably disapprove the proposed Assignment or Sublease.  If Lessor fails to give Lessee written notice within thirty (30) days after receipt of the Notice of Proposed Transfer, the proposed Assignment or Sublease shall be deemed approved.  If Lessor elects to consent to the proposed Assignment or Sublease, Lessee may, not sooner than thirty (30) days thereafter, enter into such Assignment or Sublease with the proposed Transferee and upon the terms and conditions set forth in the Notice of Proposed Transfer.  Need to insert definition of when it would be reasonable to withhold consent to sublease.

12.4No Sublease or Assignment by Lessee nor any consent by Lessor thereto shall relieve Lessee of any obligation to be performed by Lessee under this Lease.  Any Sublease or Assignment that is not in compliance with this Section 12 shall be null and void and, at the option of Lessor, shall constitute a noncurable default by Lessee under this Lease and Lessor shall be entitled to pursue any right or remedy available to Lessor under the terms of this Lease or under applicable law.  The acceptance of any Rent or other payments by Lessor from a proposed Transferee shall not constitute consent to such Sublease or Assignment by Lessor or a recognition of any Transferee, or a waiver by Lessor of any failure of Lessee or other Transferor to comply with this Section 12.  In the event that Lessee sublets, assigns or transfers this Lease, Lessee shall pay to Lessor as Additional Rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Lessee.  As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Lessee is entitled to receive by reason of any sublease, assignment or other transfer of this Lease, over (ii) the sum of (a) the rent otherwise payable by Lessee under this Lease at such time and (b) all costs and expenses of Lessee associated with the relevant sublease, assignment or other transfer of the Lease, including marketing, legal fees and commissions, amortized over the term of the relevant sublease, assignment or other transfer.

12.5Notwithstanding anything in this Section 12 to the contrary, but subject to the provisions of Section 12.6 below, Lessor’s prior written consent shall not be required for a transfer of corporate shares by bequest or inheritance between or among the present majority stockholders of Lessee, to their immediate family, or any trust created for the benefit of such immediate family member or members; or any assignment of this Lease to any of the following: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Lessee; (ii) a successor corporation related to Lessee by merger, consolidation, or non-bankruptcy reorganization;  (iii) a purchaser of all or substantially all of Lessee’s assets , or (iv) in the case of a public offering of the stock of Lessee, the purchasers of Lessee’s capital stock; provided that (a) Lessee is not in default under this Lease; (b) Lessee provides Lessor with the written notice required by Section 12.2(i)-(iv); and (c) after such assignment or transfer the operation of the business conducted in the Premises shall be operated in the manner required by this Lease.  For purposes of the preceding sentence, the term “control” means owning directly or indirectly fifty percent (50%) or more of the beneficial interest in such entity, or having the direct or indirect power to control the management policies of each person or entity, whether through ownership, by contract or otherwise.  As a condition to this Section 12.5, Lessee shall inform Lessor in writing of the proposed assignment or other transfer no less than thirty (30) days prior to any assignment or other transfer referred to in this Section 12.5.

12.6Any Transferee approved by Lessor or transferee or assignee under Section 12.5, shall, from and after the effective date of the Assignment or Sublease, assume all obligations of Lessee under this Lease and shall be and remain liable jointly and severally with Lessee for the payment of Rent and for the performance of all of the terms, covenants, conditions and agreements herein contained on Lessee’s part to be performed for the Term.  No Assignment shall be binding on Lessor unless Lessee or Transferee shall deliver to Lessor a counterpart of the Assignment and an instrument that contains a covenant of assumption by such Transferee satisfactory in substance and form to Lessor, and consistent with the requirements of this Section 12.6.  Any failure or refusal of such Transferee to execute such instrument of assumption shall constitute a default under this Lease but shall not release or discharge such Transferee from its liability as set forth above.

12.7For the convenience of the parties, Lessor has set a minimum fee, to be paid by Lessee, to reimburse Lessor for administrative and legal expenses associated with the review and preparation of legal documents, such fee to be paid in connection with each request by Lessee that Lessor consent to a proposed assignment, change of ownership or hypothecation of this Lease and Lessee shall accompany each such request with a certified check.  The initial fee shall be in the amount of Two Thousand Dollars ($2,000).  Upon request from Lessee, Lessor shall notify Lessee of the then applicable set fee.

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13.Default; Remedies.

13.1Default.  The occurrence of any one or more of the following events shall constitute a material default by Lessee under this Lease:

(a)The breach by Lessee of any of the covenants, conditions or provisions of Sections 7.3(a), (b) or (d) (alterations), 12 (assignment or subletting), 17 (estoppel certificate), 30 (subordination), or 42 (easements), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Lessor to Lessee thereof.

(b)The failure by Lessee to make any payment of Rent or any other payment required to be made by Lessee hereunder, without deduction or offset, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee.  In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

(c)The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee other than those referenced in subparagraphs (a) and (b), above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion.  To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

(d)(i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becoming a "debtor" as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.  In the event that any provision of this Section 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect, and this Section 13.1(d) shall be interpreted in such a way to give effect to the remaining provisions.

(e)Lessee shall do or permit to be done anything which creates a lien upon the Premises or upon all or any part of the Building or the Office Building Project that is not removed or whose removal is not secured through or bond or similar instrument within thirty (30) days after Lessee receives written notice of same from either the lienholder or Lessor.

(f)The inclusion by Lessee or its successor in interest hereunder of false information in any financial statement provided hereunder.

13.2Remedies.  In the event of any material default or breach of this Lease by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

(a)Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor.  In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to (i) the cost of recovering possession of the Premises; (ii) expenses of reletting, including necessary renovation and alteration of the Premises; (iii) reasonable attorneys' fees, and any real estate commission actually paid; (iv) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; (v) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Lessee proves could reasonably be avoided; (vi) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; (vii) that portion of the leasing commission paid by Lessor pursuant to Section 16 and (viii) that portion of the tenant improvement allowance (if any) applicable to the unexpired Term of this Lease.  As used in this Section 13.2, the “worth at the time of award” is computed by using a discount rate equal to ten percent (10%) per annum.

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(b)Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises.  In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.  The foregoing remedies shall also be available to Lessor in the event Lessee has abandoned the Premises.  Lessor’s election not to terminate this Lease pursuant to this Section 13.2(b) or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Lessor from subsequently electing to terminate this Lease or pursuing any of its other remedies.

(c)Re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of, in Lessor’s sole discretion, and no acceptance of surrender of the Premises or other action on Lessor’s part shall be construed as an election to terminate this Lease.

(d)Pursue any other remedy now or hereafter available to Lessor under applicable law.  Unpaid installments of Rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

13.3Right to Perform.  Except as otherwise specifically provided in this Lease, all covenants and agreements of Lessee under this Lease shall be performed by Lessee at Lessee’s sole cost and expense and without any abatement or offset of Rent.  If Lessee shall fail to pay any sum of money (other than monthly Base Rent) or fail to perform any other act on its part to be paid or performed hereunder and such failure shall continue beyond any applicable cure period, Lessor may, without waiving or releasing Lessee from any of Lessee’s obligations, make such payment or perform such other act on behalf of Lessee.  All sums so paid by Lessor and all necessary incidental costs incurred by Lessor in performing such other acts shall be payable by Lessee to Lessor within five (5) days after demand therefor as Additional Rent.

13.4Default by Lessor.  Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying the obligation that Lessor has failed to perform; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently pursues the same to completion.

13.5Late Charges; Right to Change Terms.

(a)Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, or Additional Rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Office Building Project.  Accordingly, if any installment of Base Rent, Additional Rent, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee when due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee.  Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

(b)Following any late rental payment occurring twice within any twelve (12) month period, Lessor may require one or more of the following at Lessor’s sole discretion by giving written notice to Lessee (and in addition to any late charge or interest accruing pursuant to Section 13.5(a) above, as well as any other rights and remedies accruing pursuant to Article 13, or any other provision of this Lease or at law):  (i)  that Base Rent shall be paid quarterly in advance instead of monthly;  (ii)  that all future rental payments are to be made on or before the due date by cash, cashier’s check, or money order;  (iii)  that the delivery of Lessee’s personal or corporate check will no longer constitute a payment of rental as provided in this lease; and/or (iv)  that Lessee provide a security deposit equal to three (3) months of that current Base Rent. Any acceptance of a monthly rental payment or of a personal or corporate check thereafter by Lessor shall not be construed as a subsequent waiver of said rights.

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14.Hazardous Substances.

14.1As used herein, the term “Hazardous Substances” shall mean any chemical, substance, medical or other waste, living organism or combination thereof which is or may be hazardous to the environment or human or animal health or safety due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects. “Hazardous Substances” shall include, without limitation, petroleum hydrocarbons, including crude oil or any fraction thereof, asbestos, radon, polychlorinated biphenyls (PCBs), methane and all substances which now or in the future may be defined as “hazardous substances,” “hazardous wastes,” “extremely hazardous wastes,” “hazardous materials,” “toxic substances,” “infectious wastes,” “biohazardous wastes,” “medical wastes,” “radioactive wastes” or which are otherwise listed, defined or regulated in any manner pursuant to any Environmental Laws.  As used herein, “Environmental Laws” means all present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, directives, interpretations and conditions of approval, all administrative or judicial orders or decrees and all guidelines, permits, licenses, approvals and other entitlements, and rules of common law, pertaining to Hazardous Substances, the protection of the environment or human or animal health or safety.

14.2Lessor represents and warrants that, to its actual knowledge based upon completion of a Phase 1 Environmental Site Assessment prepared on its behalf upon acquisition of the Building in 2014, there are no recognized environmental conditions at the Premises or the Office Building Project, and no site characterization or additional environmental testing was either recommended or actually undertaken on the Building.  Lessor has no actual knowledge of Hazardous Substances being present at the Premises or the Office Building Project other than de minimus amounts of standard office supply and cleaning materials.

14.3Lessee shall not cause or permit any Hazardous Substance to be used, manufactured, stored, discharged, released or disposed of in, from, under or about the Premises, the Building, the Office Building Project or any other land or improvements in the vicinity thereof, excepting only, if applicable, such minor quantities of materials as are normally used in office buildings, and then only in strict accordance with all Applicable Laws.  Without limiting the generality of the foregoing, Lessee, at its sole cost, shall comply with all Environmental Laws.  If the presence of Hazardous Substances on the Premises or elsewhere in the Office Building Project caused or permitted by Lessee results in contamination of the Premises or any other portion of the Office Building Project, or any soil or groundwater in, under or about the Office Building Project, Lessee, at its expense, shall promptly take all actions necessary to return the Premises or the Office Building Project or portion thereof affected, to the condition existing prior to the appearance of such Hazardous Substances.

14.4Lessor shall indemnify, protect, defend and hold harmless Lessee, and its officers, directors, trustees, agents and employees from and against all losses, costs, claims, damages, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, or expenses of any kind or nature (including, without limitation, reasonable attorneys’ and expert’s fees) arising out of or in connection with any Hazardous Substances on, in, under or affecting the Premises, Building, Office Project, or any part thereof that are or were attributable to Lessor or its authorized agents, including, without limitation, any cost of monitoring or removal, and any loss, claim or demand by any third person or entity relating to bodily injury or damage to real or personal property and reasonable attorneys’ fees and costs.

14.5Lessee shall indemnify, protect, defend and hold harmless Lessor, the Property Manager, and their respective officers, directors, trustees, agents and employees from and against all losses, costs, claims, damages, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, or expenses of any kind or nature (including, without limitation, reasonable attorneys’ and expert’s fees) arising out of or in connection with any Hazardous Substances on, in, under or affecting the Premises, Building, Office Project, or any part thereof that are or were attributable to Lessee or any employee, invitee, licensee, agent, contractor, or permitted sublessee of Lessee or anyone claiming under Lessee or other person or entity acting at the direction, knowledge or implied consent of Lessee, including, without limitation, any cost of monitoring or removal, any reduction in the fair market value or fair rental value of the Premises, the Building or the Office Building Project, and any loss, claim or demand by any third person or entity relating to bodily injury or damage to real or personal property and reasonable attorneys’ fees and costs.

14.6Lessee shall not suffer any lien to be recorded against the Premises, the Building or the Office Building Project as a consequence of a Hazardous Substance, including any so called state, federal or local “super fund” lien related to the “clean up” of a Hazardous Substances in or about the Premises, the Building or the Office Building Project where said Hazardous Substances are or were attributable to the activities of Lessee.

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14.7Lessee shall immediately notify Lessor of any inquiry, test, investigation or enforcement proceeding by or against Lessee or the Premises, the Building or the Office Building Project known to Lessee concerning any Hazardous Substances.  Lessee acknowledges that Lessor, as the owner of the Office Building Project, at its election, shall have the sole right, at Lessee’s expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to Hazardous Substances by any applicable governmental authority.

14.8Lessee shall surrender the Premises to Lessor, upon the expiration or earlier termination of the Lease, free of Hazardous Substances which are or were attributable to Lessee or any employee, invitee, licensee, agent or contractor of Lessee, or anyone claiming under Lessee.  If Lessee fails to so surrender the Premises, Lessee shall indemnify and hold Lessor harmless from all losses, costs, claims, damages and liabilities resulting from Lessee’s failure to surrender the Premises as required by this Section, including, without limitation, any claims or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises, the Building or the Office Building Project or any portion thereof, by reason of the existence of any Hazardous Substances, which are or were attributable to the activities of Lessee or any employee, invitee, licensee, agent or contractor of Lessee, or anyone claiming under Lessee.

14.9Upon or prior to the Commencement Date, Lessee shall provide to Lessor a complete list of any and all Hazardous Substances expected to be employed by Lessee within the Premises.  Throughout the term of the Lease, Lessee shall continue to update this list of chemicals, contaminants and Hazardous Substances.

14.10At any time and from time to time during the term of this Lease if Lessor has a good-faith, reasonable belief that Hazardous Substances are present on the Premises in violation of this Lease, Lessor may perform, at Lessor's initial cost and expense, an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Lessor.  If such environmental site assessment indicates the presence of Hazardous Substances caused or permitted by Lessee, the Lessee shall pay for (i) the costs of such environmental site assessment and (ii) cost of any compliance, removal or remedial action in connection with the Hazardous Substances on the Premises.

14.11The termination of this Lease shall not terminate or reduce the liability or obligations of Lessor and Lessee under this Section 14, or as may be required by law, to clean up, monitor or remove any Hazardous Substances.

15.Eminent Domain.

15.1If the Premises or any portion thereof are taken as a result of the exercise of the power of eminent domain, or any transfer in lieu thereof, this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs, and, in the case of a partial taking, either Lessor or Lessee shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Lessee of such right to terminate shall be that the portion of the Premises or the Office Building Project taken shall be of such extent and nature as substantially to handicap, impede or impair Lessee’s use of the balance of the Premises, including Lessee’s right to parking and use of Common Areas.  If any material part of the Building or Office Building Project shall be taken as a result of the exercise of the power of eminent domain, whether or not the Premises are affected, Lessor shall have the right to terminate this Lease by written notice to Lessee within thirty (30) days of the date of the taking.  If neither Lessor nor Lessee terminates this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Rent and Additional Rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises.  Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of Rent shall occur with respect thereto or by reason thereof.  In the event of any taking, Lessor shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease or otherwise; provided that Lessor shall have no claim to any portion of the award that is specifically allocable to Lessee’s relocation expenses or the interruption of or damage to Lessee’s business.

15.2Notwithstanding any other provision of this Section 15, if a taking occurs with respect to all or any portion of the Premises for a limited period of time, this Lease shall remain unaffected thereby and Lessee shall continue to pay Rent and Additional Rent and to perform all of the terms, conditions and covenants of this Lease.  In the event of any such temporary taking, Lessee shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term up to the total Base Rent and Additional Rent owing by Lessee for the period of the taking, and Lessor shall be entitled to receive the balance of any award.

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15.3The rights contained in this Article 15 shall be Lessee’s sole and exclusive remedy in the event of a taking or condemnation.  Each party waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

16.Broker's Fee.

16.1The brokers involved in this transaction are Matt Currie and Bob Tasker of CM Commercial Real Estate, Inc. representing Lessor and Ryan Hattersley of Cushman & Wakefield, Inc. representing Lessee.  Upon execution of this Lease by both parties, Lessor shall pay to said brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate agreement between Lessor and said broker(s).

16.2Each of Lessee and Lessor represents and warrants to the other that it has not had any dealings with any person, firm, broker or finder (other than the person(s), if any, whose names are set forth in Section 16.1) above) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify, defend and hold the other harmless from and against any costs, expenses, attorney's fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

17.Estoppel Certificate.

17.1Lessor’s Request.  Upon Lessor’s written request, Lessee shall execute, acknowledge and deliver to Lessor a written statement certifying:  (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed);  (ii) that this Lease has not been canceled or terminated and is in full force and effect;  (iii) the amount of the current Base Rent;  (iv) the last date of payment of the Base Rent and other charges and the time period covered by such payment:  (v)  the amount of any Security Deposit paid and the validity of any charges made thereto by Lessor (or, if Lessee contests the validity of any such changes, stating why);  (vi)  that the Lease has not been subleased or assigned, or if it  has been so subleased or assigned, the identity of the sublessee or assignee:  and (vii)  that Lessor is not in default under this lease (or, if Lessor is claimed to be in default, stating why).  Lessee shall deliver such statement to Lessor within ten (10) business days after Lessor’s request.  Any such statement by Lessee may be given by Lessor to any prospective purchaser or encumbrancer of the Premises, the Building or the Office Building Project.  Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

17.2At Lessor’s option, the failure to deliver such statement within ten (10) business days of such request shall be a material default of this Lease by the responding party, upon written notice to Lessee.

17.3Lessee shall, when requested by Lessor from time to time but not more frequently than once each year, furnish a true and accurate audited statement of its financial condition for the last three (3) years; provided, however, that if Lessee is a publicly traded company Lessee may satisfy the requirements of this paragraph by providing Lessor with a copy of its Form 10-K.

18.Sale or Assignment by Lessor.

18.1It is agreed that Lessor may at any time sell, assign or transfer by lease or otherwise its interest as Lessor in and to this Lease, or any part thereof, and may at any time sell, assign or transfer its interest in and to the whole or any portion of the Premises or the Office Building Project.  In the event of any transfer of Lessor’s interest in the Premises or the Office Building Project and delivery to Lessee of written notice of such transfer, the transferor shall be automatically relieved of any and all of Lessor’s obligations and liabilities accruing from and after the date of such transfer provided that the transferee assumes all of Lessor’s obligations under this Lease.

18.2Provided the assignee, transferee, or purchaser assumes the Lease and all Lessor obligations in writing, Lessee hereby shall attorn to Lessor’s assignee, transferee, or purchaser from and after the date of notice to Lessee of such assignment, transfer or sale, in the same manner and with the same force and effect as though this Lease were made in the first instance by and between Lessee and such assignee, transferee or purchaser.  In the event of the exercise of the power of sale under, or the foreclosure of, any deed of trust, mortgage or other encumbrances placed by Lessor against all or any portion of the Premises, Lessee shall, upon demand, attorn to the purchaser upon the effective date of any such sale or foreclosure of any such deed of trust, mortgagee or other encumbrance, and shall recognize the purchaser or judgment creditor as the Lessor under the Lease.

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19.Severability. If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

20.Interest on Past-due Obligations.

Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due.  Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

21.Time of Essence.

Time is of the essence with respect to the obligations to be performed under this Lease.

22.Entire Agreement; Amendments.

This instrument, including the exhibits hereto, which are incorporated herein and made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein.  Lessee hereby acknowledges that neither Lessor nor Lessor’s agents have made any representations or warranties with respect to the Premises, the Building, the Office Building Project, or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Lessee by implication or otherwise unless expressly set forth herein.

23.Notices.

Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified or registered mail, and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address noted below the signature of the respective parties.  Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight hours following deposit in the mail, postage prepaid, whichever first occurs.  Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes.  A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24.Waivers; Modifications.

24.1No failure by Lessor to insist upon the strict performance of any obligation of Lessee under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Rent or Additional Rent during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the expiration of the Term by any employee or agent of Lessor shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease.

24.2Neither this Lease nor any term or provisions hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.  No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof.  The consent of Lessor given in any instance under the terms of this Lease shall not relieve Lessee of any obligation to secure the consent of Lessor in any other or future instance under the terms of this Lease.

25.Recording.

This Lease shall not be recorded without Lessor's consent. However, either Lessor or Lessee may, upon request of the other execute, acknowledge and deliver to the requesting party a "short form" memorandum of this Lease for recording purposes if the non-requesting party consents to the recording of such memorandum.

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26.Holding Over.

Lessee shall vacate the Premises upon the expiration or earlier termination of this Lease.  Lessee shall reimburse Lessor for and indemnify, defend and hold Lessor harmless against all damages, liabilities and costs, including, but not limited to, attorneys' fees, incurred by Lessor from any delay by Lessee in vacating the Premises.  If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the Term, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the Rent payable shall be one hundred fifty percent (150%) of the Rent payable immediately preceding the termination date of this Lease, and all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.  Any holding over without Lessor’s consent shall constitute a default by Lessee and entitle Lessor to exercise any or all of its remedies provided hereunder, notwithstanding that Lessor may elect to accept one or more payments of Rent from Lessee.

27.Cumulative Remedies.

No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.Covenants and Conditions.

Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

29.Binding Effect; Choice of Law.

Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Section 18, this Lease shall bind the parties, their personal representatives, successors and assigns.  This Lease shall be governed by the laws of the State where the Office Building Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in county in which the Office Building Project is located.

30.Subordination.

30.1This Lease, and any Option or right of first refusal granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security affecting the Lessor’s interest in the Office Building Project (each a “Project Lien”) and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  Lessee agrees to subordinate this lease to any future Project Lien and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that the holder of any such Project Lien executes and delivers a subordination, nondisturbance and attornment agreement on its standard form providing that Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the Rent and observe and perform all of the provisions of this Lease.

30.2If any mortgagee, trustee or ground lessor holding a Project Lien shall elect to have this Lease and any Options granted hereby prior to the Project Lien and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Project Lien, whether this Lease or such Options are dated prior or subsequent to the date of said Project Lien.  Lessee shall execute any documents required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be.

30.3As a condition of this Lease, Lessor shall provide the waiver (“Waiver”) in the form attached hereto as Exhibit D, to the requesting party, PNC Bank.

31.Attorney's Fees.

In the event that either Lessor or Lessee fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees.  Should Lessor be named as a defendant in any suit brought against Lessee in connection with or arising out of Lessee’s occupancy hereunder, Lessee shall pay to Lessor its costs and expenses incurred in such suit, including reasonable attorneys’ fees.

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32.Lessor's Access.

32.1Lessor reserves (for itself, its Property Manager, and any other designated agent, representative, employee or contractor) the right to enter the Premises at all reasonable times and, except in cases of emergency, after giving Lessee reasonable notice, to inspect the Premises, to supply any service to be provided by Lessor hereunder, to show the Premises to prospective purchasers, mortgagees or, during the last year of the Term of this Lease, Lessees, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building, without abatement of Rent or Additional Rent, and may for that purpose erect, use and maintain necessary structures in and through the Premises and the Building, where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked thereby, and further provided that the business of Lessee shall not be interfered with unreasonably.  Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby.  All locks for all of the doors in, upon and about the Premises, excluding Lessee’s vaults and safes or special security areas (designated in advance in writing by Lessee) shall at all times be keyed to the Building master system and Lessor shall at all times have and retain a key with which to unlock all of said doors.  Lessor shall have the right to use any and all means that Lessor may deem necessary or proper to open said doors in an emergency in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Lessor by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Lessee from the Premises or any portion thereof.

32.2Without limitation of the provisions of Section 32.1 above, Lessor and its authorized agents and representative shall be entitled to enter the Premises at all reasonable times during business hours for the purpose of exhibiting the same to prospective purchasers and, during the final ninety (90) days of the Term, Lessor shall be entitled to exhibit the Premises for hire or for rent and to display thereon in such manner as will not unreasonably interfere with Lessee’s business the usual “For Rent” or “For Lease” signs, and such signs shall remain unmolested on the Premises.

32.3In accordance with California Civil Code Section 1938, Lessor hereby discloses that the Premises and Building have not undergone inspection by a Certified Access Specialist for purposes of determining whether the property has or does not meet all applicable construction related accessibility standards pursuant to Civil Code Section 55.53.  As further specified in California Civil Code Section 1938:  “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

33.Auctions.

Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction in the Premises or the Common Areas without first having obtained Lessor's prior written consent, which consent may be granted or withheld in Lessor’s sole and absolute discretion.  The holding of any auction on the Premises or Common Areas in violation of this Section shall constitute a material default of this Lease.

34.Signs.

Lessor shall install, at its sole expense, one (1) standard building suite signage in Lessee’s name that is at the entrance to the suite included in the Premises and in the lobby directory.  Lessee shall also be entitled to install, at its sole expense, monument signage and building signage, comparable to that of Family Radio, subject to City of Alameda and business park association approval, to the extent required.  As of the expiration or early termination of this Lease, Lessee shall remove all such monument signage and restore the area to the condition existing as of execution of this Lease, all at the sole cost and expense of Lessee. Lessee shall not place any additional signage upon the Premises or the Office Building Project without Lessor's prior written consent.  Under no circumstances shall Lessee place a sign on any roof of the Office Building Project.

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35.Merger.

The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36.Reserved.

37.Quiet Possession.

Lessee, upon paying the Rent due hereunder and performing all of its obligations under this Lease, shall have quiet possession of the Premises for the entire Term subject to all of the provisions of this Lease.

38.Authority.

If Lessee is a corporation or a partnership, Lessee and each of the persons executing this Lease on behalf of Lessee does hereby represent and warrant as follows:  Lessee is an entity duly formed and validly existing and in good standing under the laws of its state of organization and qualified to do business in the State of California.  Lessee has the power, legal capacity and authority to enter into and perform its obligations under this Lease and no approval or consent of any person is required in connection with the execution and performance hereof.  The execution and performance of Lessee’s obligations under this Lease will not result in or constitute any default or event that would be, or with notice or the lapse of time would be, a default, breach or violation of the organizational instruments governing Lessee or any agreement or any order or decree of any court or other governmental authority to which Lessee is a party or to which it is subject.  Lessee has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid and binding obligation of Lessee.  Upon Lessor’s request, Lessee shall provide Lessor with evidence reasonably satisfactory to Lessor confirming the foregoing representations and warranties.

39.Options.

39.1Option to Extend.  Subject to the other terms of this Article 39, Lessee shall have the option to extend the Term of this Lease (the “Extension Option”) on all the terms and conditions contained in this Lease, except Rent, for one (1) additional sixty (60) month period following expiration of the initial Term (the “Extended Term”) provided that Lessee gives Lessor written notice of exercise of the Extension Option (the “Option Notice”) at least nine months but not more than twelve months before the expiration of the initial Term (the “Option Notice Period”).

39.2Rent for Extended Term.  Rent for the Extended Term shall be at ninety-five percent (95%) of the “Prevailing Market Rent” for the Premises.  As used in this Lease, "Prevailing Market Rent" shall mean the base monthly rental for space of comparable size and location to the Premises and in buildings similar in age and quality to the Building, taking into account any additional rental and all other payments or escalations then being charged and the inclusion or exclusion of allowances and economic concessions being given for such comparable space over a comparable term in new or renewal transactions in the Harbor Bay Business Park at the time.  The Prevailing Market Rent shall be determined by Lessor and Lessor shall give Lessee written notice of such determination within thirty days of any written request made during the Option Notice Period.  If Lessee disputes Lessor’s determination of the Prevailing Market Rent, Lessee shall so notify Lessor within ten (10) days following Lessor’s notice to Lessee of Lessor’s determination and, in such case, the Prevailing Market Rent shall be determined as follows:

(a)Within thirty (30) days following Lessor’s notice to Lessee of the Prevailing Market Rent, which shall be no sooner than twelve (12) months and no later than nine (9) months prior to the Lease expiration, Lessor and Lessee shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to agree upon the Prevailing Market Rent.

(b)If within this thirty (30) day period Lessor and Lessee cannot reach agreement as to the Prevailing Market Rent, they shall each select one appraiser to determine the Prevailing Market Rent.  Each such appraiser shall arrive at a determination of the Prevailing Market Rent and submit his or her conclusions to Lessor and Lessee within thirty (30) days after the expiration of the thirty (30) day consultation period described in (a) above.

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(c)If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Prevailing Market Rent.  If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten (10) percent of the higher of the two, the average of the two shall be the Prevailing Market Rent.  If the two appraisals differ by more than ten (10) percent of the higher of the two, then the two appraisers shall immediately select a third appraiser who will within thirty (30) days of his or her selection make a determination of the Prevailing Market Rent and submit such determination to Lessor and Lessee.  This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Prevailing Market Rent.

(d)All appraisers specified pursuant hereto shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years’ experience appraising office and industrial properties in the County of Alameda.  Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in the determination.

39.3Right of First Refusal.  Lessee shall have the right of first refusal (the “ROFR,” which together with the Extension Option are the “Options”) to lease additional premises adjacent to the Premises within the Building, presently labelled as Suite 110 (the “Eligible Space”), subject to the other provisions of this Article 39.  Upon reaching final business terms with any bona fide third party for lease of any Eligible Space, Lessor shall provide written notice to Lessee of all such business terms (the “ROFR Notice”).  Within seven (7) business days after Lessor’s delivery of the ROFR Notice to Lessee, Lessee shall either accept fully or reject the business terms in the ROFR Notice.  If Lessee accepts such terms, then both parties shall execute an appropriate lease amendment incorporating the Eligible Space into this Lease upon the terms included within the ROFR Notice.  If the Lessee rejects such terms, then Lessor shall be free to enter into a lease with such third party.  In the event a lease is not executed with such third party (or any of its affiliates) under the offered terms within ninety (90) days after the ROFR Notice, then the ROFR shall be reinstated.

39.4Reserved.

39.5Effect of Default on Options.

(a)Lessee shall have no right to exercise any Option (i) if Lessee is in default under this Lease on the date of exercise beyond relevant notice and cure periods or (ii) Lessee has been late with any Rent payment three (3) or more times in any twelve-month period (a Rent payment shall be considered late for purposes of the Options if it is received by Lessor on or after the fifth calendar day of the month).

(b)The period of time within which the Options may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise the Options because of the provisions of Section 39.5(a).

40.Security Measures.

Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Office Building Project.  Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties.  Lessee may, at its sole cost and expense, install a security alarm system, video surveillance system or card key or electronic entry system to the Premises; provided that Lessor or its Property Manager shall be given access to the Premises in accordance with Article 32.  Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing security protection for the Office Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in Section 4.2.

41.Lessor’s Reservations; Lessee’s Restrictions.

41.1Lessor shall have the following additional rights:

(a)To change the name, address or title of the Office Building Project or the Building in which the Premises are located upon not less than sixty (60) days prior written notice;

(b)To, at Lessee's expense, provide and install Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate;

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(c)To permit any lessee the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein;

(d)To place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the Building or the Office Building Project or on pole signs in the Common Areas.

41.2Lessee shall not:

(a)Use a representation (photographic or otherwise) of the Building or the Office Building Project or their name(s) in connection with Lessee's business without the express written consent of Lessor, which consent shall not be unreasonably withheld or denied.;

(b)Suffer or permit anyone, except in emergency, to go upon the roof of the Building without the express written consent of Lessor, which consent shall not be unreasonably withheld or denied.

42.Easements.

42.1Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications as Lessor deems necessary or desirable in its sole and absolute discretion, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee.  Lessee shall sign any of the aforementioned documents upon request of Lessor.

42.2The obstruction of Lessee's view, air or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

43.Performance Under Protest.

If at any time a dispute arises as to any amounts payable hereunder, the party against whom the payment obligation is asserted shall have the right to make payment "under protest" and shall retain the right to bring an action to recover such sum.

44.Lessor’s Consent or Waiver for Benefit of Lessee’s Lender.

Lessor shall consider Lessee’s request for a waiver, consent subordination or other agreement or instrument (“Lessor’s Waiver”) from Lessor for the benefit of Lessee’s bank or lender upon delivery to Lessor of a written request therefor together with a payment of a non-refundable administration fee of Seven Hundred Fifty and 00/100 Dollars ($750.00) for reasonable attorneys’ fees and other costs incurred by Lessor in connection with the processing and documentation of any such request.  Lessor’s consent to any such request for Lessor’s Waiver shall be made in Lessor’s sole discretion and any such Lessor’s Waiver shall be delivered on Lessor’s standard form.  Lessor will consider requests for amendment to Lessor’s standard form of Lessor’s Waiver only upon written request of Lessee accompanied by payment of any additional non-refundable fee of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) for Lessor’s reasonable attorneys’ fees and other costs incurred by Lessor in considering such request and Lessee shall, upon invoice from Lessor, pay to Lessor as additional rent any amounts by which Lessor’s attorneys’ fees in negotiating the Lessor’s Waiver exceed $1,500.00.

45.Multiple Parties.

If more than one person or entity is named as either Lessor or Lessee herein, except as otherwise expressly provided herein, the obligations of Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee, respectively.

46.Counterparts.

This Lease may be signed in counterpart originals, each of which shall be deemed an original and all of which shall, when executed, constitute one and the same instrument.

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47.Attachments.

Attached hereto are the following documents which constitute a part of this Lease:

Exhibit A	Description of the Premises

Exhibit B	Rules and Regulations for Standard Office Lease

Exhibit C	Work Letter

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE TERMS.  NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE LESSOR OR BROKERS AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO;  THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

LESSOR:		LESSEE:

FAMILY STATIONS, INC.		DASAN ZHONE SOLUTIONS, INC.

By:	/s/ Thomas Evans	By:	/s/ Michael Golomb
Name:	Thomas Evans	Name:	Michael Golomb
Title:	President	Title:	Chief Financial Officer

Address for Notices:		Address for Notices:

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EXHIBIT A

DESCRIPTION OF THE PREMISES

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EXHIBIT B

RULES AND REGULATIONS

It is further agreed that the following rules and regulations shall be and are hereby made a part of this Lease and Lessee agrees that Lessee’s employees and agents or any others permitted by Lessee to occupy or enter the Premises will at all times abide by these rules and regulations as they may be amended or supplemented from time to time.  Capitalized terms have the same meaning as used in the Lease, unless otherwise indicated.

(1)The sidewalks, entries, passages, corridors, stairways, and elevators of the Office Building Project shall not be obstructed or locked or used for smoking, storage or loitering by Lessee or Lessee’s agents or employees or used for any purpose other than ingress and egress to and from the Premises, it being understood and agreed that such access may be obtained only via the elevators (if any) in the lobby of the Building.  The fire doors, including those in the elevator lobbies, shall not be locked or obstructed by Lessee.

(2)Furniture, equipment, or supplies will be moved in or out of the Building only upon the elevator (if any) and access ways designated by Lessor and then only during such hours and in such manner as may be prescribed by Lessor.  The Lessor shall have the right to approve the movers or moving company employed by Lessee, which approval shall not be unreasonably withheld, and Lessee shall cause the movers to use only the loading facilities and elevator designated by Lessor.  In the event Lessee’s movers damage the elevator or any part of the Building, Lessee shall forthwith pay to Lessor the amount required to repair that damage.

(3)No safe or article, the weight of which may, in the opinion of Lessor, constitute a hazard or damage to the Building or the Building’s equipment, shall be moved into the Premises.  Safes and other equipment, the weight of which is not excessive, shall be moved into, from, or about the Building only during such hours and in such manner as shall be prescribed by Lessor and Lessor shall have the right to designate the location of such articles in the Premises.

(4)No sign, advertisement or notice shall be inscribed, painted, or affixed on any part of the inside or outside of the Building (including windows) unless of such color, size, and style and in such place upon or in the Building as shall be first designated by Lessor in writing but there shall be no obligation or duty on Lessor to allow any sign, advertisement or notice to be inscribed, painted, or affixed on any part of the inside or outside of the Building.  A directory in a conspicuous space, for listing the name of Lessees, including the Lessee, in the main lobby of the Building will be provided by Lessor.  Any necessary revision in the directory will be made by Lessor at Lessee’s expense within a reasonable time after notice from Lessee of the change making the revision necessary.  No furniture shall be placed in front of the Building or in any lobby or corridor of the Building (whether included wholly within the Premises, or otherwise), without the prior written consent of Lessor.  Lessor shall have the right to remove all non-permitted signs and furniture, without notice to Lessee, at the expense of Lessee.

(5)Lessee shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein which would in any way increase the rate of fire insurance on the Building or on property kept herein, constitute a nuisance or waste, obstruct or interfere with the rights of other Lessees or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department, fire insurance underwriters, or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

(6)The janitor of the Building may at all times keep a passkey and other agents of Lessor shall at all times be allowed admittance to the Premises.

(7)Water closets and other water fixtures shall not be used for any purpose other than that for which they were intended and any damage resulting to them from misuse on the part of Lessee or Lessee’s agents or employees shall be paid for by Lessee.  No person shall waste water by tying back or wedging the faucets or in any other manner.

(8)Except for handicapped assistance dogs, no animals shall be allowed in the offices, halls, corridors, and elevators in the Building.  No person shall disturb the occupants of the Building or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by the making of loud or improper noises.

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(9)Bicycles or other vehicles shall not be permitted in the offices, halls, corridors, and elevators in the Building nor shall any obstruction of sidewalks or entrances of the Building be permitted.

(10)Lessee shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Lessee or Lessee’s agents or employees out of the windows or doors or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building.  Lessee, except in case of fire or other emergency, shall not open any outside window.  Lessee must at its own expense dispose of crates, boxes, or similar large items of refuse which will not fit into office waste paper baskets.  In no event shall Lessee set any such items in the corridors or other areas of the Building or garage facility.

(11)No addition lock or locks shall be placed by Lessee on any door in the Building, unless written consent of Lessor shall first have been obtained.  Two keys to the Premises and the toilet rooms, if locked by Lessor, will be furnished by Lessor and neither Lessee nor Lessee’s agents or employees shall have any duplicate keys made.  Lessor shall supply Lessee with such additional keys as Lessee may require at Lessee’s sole cost and expense.  At the termination of this tenancy, Lessee shall promptly return to Lessor all keys to offices, toilet rooms, or vaults.

(12)No window shades, blinds, screens, draperies, or other window covering will be attached or detached by Lessee without Lessor’s prior written consent.  Lessee shall abide by Lessor’s rules with respect to maintaining uniform curtains, draperies and linings, or blinds at all windows and hallways.

(13)If any Lessee desires telegraphic, telephonic, or other electric connections, Lessor or Lessor’s agents will direct the electricians as to where and how the wires may be introduced.  Without such directions, no boring or cutting for wires will be permitted.  Any such installation and connection shall be made at Lessee’s expense.

(14)Lessee shall not install or operate any steam or gas engine or boiler or carry on any mechanical business in the Premises.  The use of oil, gas, or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall be brought into the Building.

(15)Any painting or decorating, as may be agreed to be done by and at the expense of Lessor, shall be done during regular weekday working hours.  Should Lessee desire such work on Saturdays, Sundays, Legal Holidays, or outside of regular working hours, Lessee shall pay for the extra cost thereof.

(16)Except as permitted by Lessor, Lessee shall not mark upon, paint signs upon, cut drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions, or floors of the Premises or of the Building and any defacement, damage, or injury caused by Lessee or Lessee’s agents or employees shall be paid for by Lessee.  Decorative paintings, pictures and the like may be hung in a customary manner on the interior walls of the Premises without Lessor’s consent.

(17)Smoking is prohibited in the Building, including all Lessees’ premises, inside lobbies, stairwells, bathrooms, and other Common Areas and public areas of the Office Building Project and is restricted in all outside plaza areas of the Office Building Project to specific locations designated by Lessor as smoking area, if any.

(18)Lessee shall be entitled to two sets of keys to the Premises.  In the event Lessee needs any additional keys, such keys must be requested from Lessor.  Lessee shall pay to Lessor the actual cost of making such additional keys.  Lessor reserves the right to refuse admittance to the Building at any time other than during Ordinary Business Hours, to any person not producing a key to the Premises and/or a pass issued by Lessor.  In case of fire, invasion, riot, public excitement or other commotion, Lessor also reserves the right to prevent access to the Building while it continues.  Lessor shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

(19)No canvassing, soliciting, distribution of hand bills or other written material, or peddling shall be permitted in the Building on the Office Building Project, and Lessee shall cooperate with Lessor in prevention and elimination of same.

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PARKING RULES

1.Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called “Permitted Size Vehicles”.

2.Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

3.Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder’s parking privileges.  Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

4.Lessor reserves the right to reasonably allocate parking spaces between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations and to allocate and assign parking spaces among Lessee and the other tenants of the Building or to restrict the use of certain parking spaces for certain tenants.

5.Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

6.Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle.  Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

7.

8.The maintenance, washing, waxing or cleaning of vehicles in the parking area is prohibited.

9.Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

10.Lessor reserves the right to amend or modify these rules and/or adopt such other reasonable and nondiscriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

11.Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

Initials

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EXHIBIT C

WORK LETTER

This Lessee Work Letter (“Lessee Work Letter”) sets forth the terms and conditions relating to the construction of improvements for the Premises.  All references in this Lessee Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Lessee Work Letter is attached as Exhibit C.

SECTION 1

BASE, SHELL AND CORE

Lessor has previously constructed the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Base, Shell and Core”), and Lessee shall accept the Base, Shell and Core in its current “As-Is” condition existing as of the date of the Lease and the Term Commencement Date (or earlier date should Lessee accept delivery of the Premises prior to the Term Commencement Date); provided, however, Lessor shall be responsible for ensuring that, as of the Term Commencement Date, the Base, Shell and Core complies with all Applicable Laws, subject to the application of any grandfathering provisions, that all systems and equipment shall be in good condition and working order (except as expressly set forth in this Lessee Work Letter), and that all cabling has been removed from the Premises.  Except as otherwise provided in Section 2.2 of this Exhibit C, Lessor shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Real Property.

SECTION 2

LESSEE IMPROVEMENTS

2.1Lessee Improvements.  Lessee shall, at Lessee’s cost and expense (but subject to the tenant improvement allowance set forth in Section 6.4(c) of the Lease and Section 2.4 of this Lessee Work Letter), construct the Lessee Improvements in the Premises pursuant to the provisions of this Exhibit C and a space plan to be prepared by the Architect (as designed below) and approved by Lessor in its reasonable discretion (the “Lessee Improvements”), which Lessor and Lessee agree may include an uninterruptable power supply and/or emergency generator, in Lessee’s reasonable discretion.  Lessee shall be responsible for all costs of the Lessee Improvements, including the cost of architectural and permit fees; provided, however, that Lessee shall have the right to apply the tenant improvement allowance towards such costs as set forth in Section 6.4(c) of the Lease.

2.2Suite 120 HVAC.  Lessor and Lessee acknowledge that, notwithstanding Section 1 of this Lessee Work Letter, the heating, ventilation and air conditioning (HVAC) serving Suite 120 is at the end of its useful life and must be replaced.  Lessor shall, at its sole cost and expense, replace the HVAC system serving Suite 120.

2.3Specifications for Building Standard Components.  Lessor shall establish specifications (the “Specifications”) for the Building standard components to be used in the construction of the Lessee Improvements in the Premises.  Unless otherwise agreed to by Lessor, the Lessee Improvements shall comply with the Specifications.  Lessor may make changes to the Specifications from time to time; provided, however, that Lessee shall not be required to comply with any such revised Specifications after approval of the Approved Working Drawings.

2.4Allowance Draw.  From time to time during the construction of the Lessee Improvements and/or the replacement of the Suite 120 HVAC by Tenant, but not more than once per month, Tenant shall be entitled to submit to Landlord a request for payment from the tenant improvement allowance or the HVAC replacement allowance (“Allowance Request”).  The Allowance Request shall be accompanied by: (i) a certificate of the Architect certifying to Lessor and Lessee of the completion of the work for which reimbursement is sought, (ii) final releases of lien from any contractor, subcontractor, or material supplier with respect to the work for which reimbursement is sought, (iii) a notarized affidavit from Tenant’s general contractor that all amounts due for work done and materials furnished in completing the Tenant’s Work have been paid (or will be paid out of the disbursement), in which case the Lessor will disburse the amount requested in the Allowance Request less a ten percent (10%) retainage to Lessee.  Upon substantial completion of the construction of the Lessee Improvements and/or the replacement of the Suite 120 HVAC by Tenant; Lessee may submit a final Allowance Request and release of any retainage, which final Allowance Request will include the items noted above together with (iv) a temporary or permanent certificate of occupancy for the Premises and (v) as-built drawings, test and balance reports, a copy of all warranties regarding any item for which Landlord is responsible to repair pursuant to the Lease, if any, and copies of all brochures and maintenance manuals, in

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which case the in which case the Lessor will disburse the amount requested in the Allowance Request without any retainage together with the full amount of any retainage held by Lessor with respect to any prior Allowance Requests. . Tenant shall use all reasonable efforts to have any warranties for the Lessee Improvements and/or the replacement of the Suite 120 HVAC by Tenant be transferable to Landlord or issued in favor of Tenant and Landlord, jointly.  Payments pursuant to this Section 2.4 shall be made by Landlord not more than ten (10) business days after Landlord’s receipt of an Allowance Request.

SECTION 3

CONSTRUCTION DRAWINGS

3.1Selection of Architect/Construction Drawings.  Subject to the reasonable approval of the Lessor, Lessee shall retain an architect/space planner (the “Architect”) and will prepare the “Construction Drawings,” as that term is defined in this Section 3.1.  Subject to the reasonable approval of the Lessor, Lessee shall retain a construction engineer (the “Engineer”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety and sprinkler work in the Premises.  Lessor shall not unreasonably withhold or delay its approval of the Architect and Engineer so long as each of Architect and Engineer is properly licensed by the State of California and carries adequate professional liability/errors and omissions insurance coverage.  If the Lessor does not respond to a request for approval of the Architect or Engineer within twenty (20) business days after Lessee delivers a written approval request along with information concerning professional licensing and insurance coverage, then the approval shall be deemed granted.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.”  Notwithstanding that any Construction Drawings are reviewed by Lessor or prepared in part by its Engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Lessee by Lessor or Lessor’s Engineers and consultants, Lessor shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Lessee’s waiver and indemnity set forth in Article 8 of the Lease shall specifically apply to the Construction Drawings.

3.2Final Space Plan.  On or before ___________, Lessor and Architect shall, based on the preliminary space plan, with such modifications as approved by Lessor and Lessee, prepare the final space plan for Lessee Improvements (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Lessor for Lessor’s approval, not to be unreasonably withheld or delayed.  Lessor shall, after Lessor's receipt of the Final Space Plan, either (i) approve the Final Space Plan, (ii) approve the Final Space Plan subject to specified conditions to be complied with when the Final Working Drawings are submitted by Lessee to Lessor, or (iii) disapprove the Final Space Plan and return the same to Lessee with detailed requested revisions; provided, however, that Lessor shall only disapprove the Final Space Plan or add conditions to be complied with for all or any of the following reasons: (1) an adverse effect on the structural integrity of the Building; (2) non-compliance with applicable building codes, ordinances and regulations (“Code”); (3) an adverse effect on the systems and equipment of the Building, including but not limited to any adverse impact on the Common Areas; (4) an effect on the exterior appearance of the Building; (5) an adverse interference with another tenant's customary or normal business operations or (6) addition of commercially non-standard components to the Lessee Improvements (individually or collectively, a "Design Problem").  If Lessor disapproves the Final Space Plan, Lessee shall resubmit the Final Space Plan to Lessor, and Lessor shall approve or disapprove the resubmitted Final Space Plan based on the criteria set forth in this Section 3.2.  Lessor shall approve or reasonably disapprove the Final Space Plan or any revisions thereto within ten (10) business days after receiving the Final Space Plan or any revisions, with an additional five (5) business days after written notice if Lessor does not respond within such ten (10) business day period; provided, however, Lessor’s failure to reasonably disapprove the Final Space Plan or any revisions thereto by written notice to Lessee within said five (5) business day period after written notice to Lessor shall be deemed to constitute Lessor’s approval of the Final Space Plan or such revisions.  .  If the Lessor does not respond to a request for approval of the Final Space Plan within ten (10) business days after Lessee delivers a written approval request, then the approval shall be deemed granted. As of Lessor’s approval of the Final Space Plan, Lessor shall note all Lessee Improvements subject to removal as of the termination or expiration of this Lease, such removal to be required in Lessor’s reasonable discretion.

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3.3Final Working Drawings.  Based on the Final Space Plan, and on or before __________, Architect and Engineers will complete all drawings for the Lessee Improvements, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Lessor for Lessor’s approval.  The Final Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building.  To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the Lessee Improvements depicted thereon, the actual specifications and finish work shall be in accordance with the Specifications.  Lessor shall, after Lessor's receipt of the Final Working Drawings, either (i) approve the Final Working Drawings, (ii) approve the Final Working Drawings subject to specified conditions to be satisfied by Lessee prior to submitted the Approved Working Drawings for permits as set forth in Section 3.4, below, if the Final Working Drawings do not comply with the Final Space Plan or contain a Design Problem, or (iii) disapprove and return the Final Working Drawings to Lessee with detailed requested revisions if the Final Working Drawings do not comply with the Final Space Plan or contain a Design Problem.  If Lessor disapproves the Final Working Drawings, Lessee shall resubmit the Final Working Drawings to Lessor, and Lessor shall approve or disapprove of the resubmitted Final Working Drawings based on the criteria set forth in this Section 3.3.  Lessor shall approve or reasonably disapprove the Final Working Drawings or any revisions thereto within ten (10) business days after receiving the Final Working Drawings or any revisions, with an additional five (5) business days after written notice if Lessor does not respond within such ten (10) business day period; provided, however, Lessor’s failure to reasonably disapprove the Final Working Drawings or any revisions thereto by written notice to Lessee within said five (5) business day period after written notice to Lessor shall be deemed to constitute Lessor’s approval of the Final Working Drawings or such revisions.

3.4Approved Working Drawings.  The Final Working Drawings shall be approved by Lessor (the “Approved Working Drawings”) prior to the commencement of the construction of the Lessee Improvements.  Lessee shall cause the Architect to submit the Approved Working Drawing to the applicable local governmental agency for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1 of this Lessee Work Letter, to commence and fully complete the construction of the Lessee Improvements (the “Permits”).  Minor modifications or alterations in the Approved Working Drawings (e.g. electrical outlet locations, door locations etc.) may be made without the prior written consent of Lessor.

3.5Time Deadlines.  Lessee and Lessor shall use commercially reasonable efforts to cooperate with Architect, the Engineers, and Lessor to complete all phases of the Construction Drawings and the permitting process and to receive the Permits.  To the extent Lessor considers regular Lessee/Lessor meeting(s) to be reasonably necessary, Lessee shall meet with Lessor on a regular basis to discuss Lessee’s progress in connection with the same.

3.6Change Orders.  Lessee shall make no changes or modifications to the Approved Working Drawings without Lessor’s prior written consent, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, if any proposed change order has a reasonable value of $10,000 or less on a non-cumulative basis and does not involve structural, mechanical, electrical or plumbing systems of the Building (“SMEP Systems”), then Lessor’s consent shall not be required.  If any proposed change order has a reasonable value of more than $10,000 and does not involve SMEP systems, then Lessor shall reasonably approve or disapprove of such change order within five (5) business days of receipt of the change order; provided, however, Lessor’s failure to reasonably disapprove the change order by written notice to Lessee within said five (5) business day period shall be deemed to constitute Lessor’s approval of such change order (but only such change order).  If any proposed change order has a reasonable value of more than $10,000 and involves SMEP systems, then Lessor shall reasonably approve or disapprove of such change order within seven (7) business days of receipt of the change order; provided, however, Lessor’s failure to reasonably disapprove the change order by written notice to Lessee within said seven (7) business day period shall be deemed to constitute Lessor’s approval of such change order (but only such change order).  For the purposes of this Section 3.6, change orders shall only be deemed approved if Lessee if Lessee has a written record reflecting Lessor’s receipt of the relevant change order, which shall be provided to Lessor at its reasonable request.

3.7Pre-Construction Activity.   Prior to commencement of construction of the Lessee Improvements, Lessee shall submit the following information and items (collectively, "Lessee's Construction Documents") to Lessor for Lessor’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed:

3.7.1A detailed critical path construction schedule containing the major components of the Lessee Improvements and the time required for each, including the scheduled commencement date of construction of the Lessee Improvements, milestone dates and the estimated date of completion of construction.

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3.7.2Evidence reasonably satisfactory to Lessor in all respects of Lessee’s ability to pay the cost of the Lessee Improvements (to the extent Lessee’s responsibility) as and when payments become due.

3.7.3The names and addresses of the Contractor (and said Contractor’s subcontractors) and materialmen to be engaged by Lessee for the Lessee Improvements (individually, a “Lessee Contractor,” and collectively, “Lessee’s Contractors”).  Lessor may designate a list of approved contractors for performance of those portions of Lessee Improvements involving electrical, mechanical, plumbing, heating, air conditioning or life safety systems, from which Lessee must select its contractors for such designated portions of Lessee Improvements (“Approved Contractors”), provided Lessor shall have no liability whatsoever for any Lessee Improvements performed by any of the Approved Contractors and provided that all such Approved Contractors shall be competitively priced and reasonably available to complete such work.  Lessor has the right to disapprove any of Lessee’s Contractors that are not Approved Contractors.

3.7.4Certificates of insurance as required herein.

No Lessee Improvements by Lessee shall proceed until Lessor has approved all of the foregoing items; provided, however, Lessor’s failure to reasonably disapprove any of the foregoing items within five (5) business days of a the request for such approval, with an additional five (5) business days’ notice if Lessor does not respond to the first notice, shall be deemed to constitute Lessor’s approval of the same.

SECTION 4

CONSTRUCTION OF THE LESSEE IMPROVEMENTS

4.1Contractor.  A contractor, under the supervision of Lessee and reasonably approved by Lessor, shall construct the Lessee Improvements (the “Contractor”).

4.2Construction of Lessee Improvements by Lessee’s Contractor under the Supervision of Lessee.  In the event Lessee determines that Lessee shall supervise the construction of the Lessee Improvements, the following terms and conditions shall apply.

4.2.1Lessee Supervision.  Lessor shall have the right to approve the Contractor, but Lessee shall independently retain Contractor to construct the Lessee Improvements in accordance with the Approved Working Drawings and Lessee shall supervise the construction by Contractor.

4.2.2Contractor’s Warranties and Guarantees.  Lessee shall be responsible for obtaining any and all warranties and guarantees by Contractor relating to the Lessee Improvements, and Lessee hereby waives all claims against Lessor relating to, or arising out of the construction of, the Lessee Improvements.

4.2.3Supervision Fee.  Lessor shall charge Lessee a construction oversight fee for oversight of Contractor by Lessor equal to one percent (1%) of all construction costs of Lessee, which may be taken from the Allowance directly by Lessor.

4.3Lessee Indemnification of Lessor.  Lessee shall indemnify and hold harmless Lessor, and its agents, contractors, employees, invitees and licensees, from and against any and all losses, damages, costs (including, without limitation, costs of suit and attorneys' fees and disbursements), liabilities or causes of action arising out of or relating to the construction of the Lessee Improvements, including, without limitation, mechanics', materialmen's or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work, except to the extent any of the same are caused by, result from or arise out of the gross negligence or willful misconduct of Lessor and/or its agents, contractors, employees, invitees and licensees.  All materialmen, contractors, artisans, mechanics, laborers and other parties contracting with Lessee for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises are hereby charged with notice that they must look solely to Lessee for payment for the same.  Without limiting the generality of the foregoing, Lessee shall repair, or cause to be repaired, all damage caused by the Contractor, its subcontractors or their employees.  Lessee shall protect the Premises and the Building from damage or soiling by the Contractor and Lessee's movers, and shall pay for any replacements, repairs or extra cleaning necessitated by the performance of work by the Contractor or the moving of fixtures, equipment, furnishings, furniture and other property of Lessee into or out of the Premises.

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4.4Inspection by Lessor.  Lessor shall have the right to inspect Lessee Improvements at all times, subject to reasonable advance notice to Lessee and to preventing any interference with Lessee’s construction of the Lessee Improvements; provided however, Lessor’s failure to inspect any Lessee Improvements shall in no event constitute a waiver of any of Lessor’s rights hereunder, nor shall Lessor’s inspection of the Lessee Improvements constitute Lessor’s approval thereof.  Should Lessor reasonably disapprove any Lessee Improvements, Lessor shall notify Lessee in writing of such disapproval and shall specify the items disapproved.  In the event Lessor reasonably disapproves of any matter that might adversely affect the structure or exterior appearance of the Project or any other Lessee, Lessor may take such action as Lessor deems reasonably necessary, at Lessee’s expense and without incurring any liability on Lessor’s part, to correct any such matter, including, without limitation, causing the cessation of the applicable Lessee Improvements.

4.5Insurance.  In addition to any insurance that may be required under this Lease, Lessee shall secure, pay for and maintain or cause Contractor to secure, pay for and maintain during the continuance of any Lessee Improvements, the following insurance:

4.5.1Worker’s Compensation and Employer’s Liability Insurance with limits of not less than $500,000, or such higher amounts as may be required from time to time by applicable Laws.

4.5.2Commercial General Liability Insurance (including Contractor’s Protective Liability) in an amount not less than Three Million Dollars ($3,000,000.00) per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $5,000,000, and with umbrella coverage with limits not less than Five Million Dollars ($5,000,000.00).  Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Contractor or by anyone directly or indirectly employed by it.

4.5.3Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $1,000,000 for each person in one accident, and $2,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident.  Such insurance shall insure against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Lessee’s Contractors, or by anyone directly or indirectly employed by any of them.

4.5.4“All-risk” builder’s risk insurance for the full insurable value of the Lessee Improvements.  This insurance shall include the interests of Lessor and Lessee (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Lessee Improvements and shall insure against physical loss or damage including, without duplication of coverage, theft vandalism and malicious mischief.  If any materials will be stored offsite or will be in transit to the job site and are not covered under said “all-risk” builder’s risk insurance, then Lessee shall effect and maintain similar property insurance on such materials.  Any loss insured under said “all-risk” builder’s risk insurance shall be adjusted with Lessor and Lessee and made payable to Lessor, as trustee for the insureds, as their interests may appear.

4.5.5All policies (except the worker’s compensation policy) shall be endorsed to include the Lessor Parties (as defined in Section 12.1 of the Lease) as additional insureds.  The waiver of subrogation provisions contained in the Lease shall apply to all property insurance policies to be obtained by Lessee pursuant to this section.  All insurance policies shall provide that the insurance company shall endeavor to give all additional insureds thirty (30) days’ prior written notice of any reduction (below the limits required hereunder), cancellation or non-renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insureds shall be primary to any insurance carried independently by said additional insureds.  Certificates for all insurance required hereunder shall be delivered to Lessor before the commencement of construction and before any contractor’s equipment is moved onto the Property.

4.6Lien Free Completion.

4.6.1Lessor may require, at Lessor’s sole option, that Lessee provide to Lessor such security as reasonably determined by Lessor to protect Lessor against any liability in connection with the Lessee Improvements, including but not limited to a lien and completion bond naming Lessor as a co-obligee.

4.6.2If Lessee is required to make any payments (the amount and nature of which are not in dispute with Contractor, any subcontractor or vendor) for the Lessee Improvements and Lessee fails to make any such payment, then such failure shall constitute an Event of Default hereunder and in addition to any and all of the other remedies provided for herein, Lessor, as its option, may make such payments and hold Lessee liable for the costs thereof.

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4.7Performance of Lessee Improvements.

4.7.1All Lessee Improvements by Lessee shall be performed under a valid permit when required, a copy of which shall be furnished to Lessor prior to the commencement of such Lessee Improvements provided that Lessee shall in no event attempt to obtain such permit prior to Lessor’s approval of Lessee’s Plans.

4.7.2All Lessee Improvements shall comply in all respects with (i) all applicable Laws, including, without limitation, the ADA; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.7.3Lessee’s Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Lessor’s contractors and subcontractors in the Project.  All Lessee Improvements shall be coordinated with any other construction or other work in the Project in order not to adversely affect construction work being performed by or for Lessor or its tenants.  No Lessee Improvements shall adversely affect any existing building structures or the structural integrity of the Office Building Project.

4.7.4Lessee shall use only new, first-class materials, except where explicitly shown in the Lessee's Plans approved by Lessor.  All Lessee Improvements shall be done in a good and workmanlike manner.  Lessee shall obtain contractors’ warranties of at least one (1) year duration from the completion of the Lessee Improvements against defects in materials and workmanship.

4.8Rules.  All construction work shall be performed in conformity with any and all Construction Guidelines provided by Lessor and its representatives.  Lessor shall have the right to order Lessee or any of Lessee’s Contractors who violate the requirements imposed on Lessee or Lessee’s Contractors in performing Lessee Improvements to cease work and remove its equipment and employees from the Office Building Project.

SECTION 5

MISCELLANEOUS

5.1Lessee acknowledges and agrees that Lessor shall not be liable for any injury, loss or damage which may occur to any of Lessee’s property in the Premises prior to the Term Commencement Date, except to the extent caused by the gross negligence or willful misconduct of Lessor.  Lessee shall be liable to Lessor for any damage to any portion of the Premises, including the Lessee Improvements, caused by Lessee or any of Lessee’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees.  In addition, Lessee shall hold Lessor harmless from and indemnify, protect and defend Lessor against any loss or damage to the Building or Premises and against injury to any persons caused by Lessee’s actions pursuant to this Section 5.1, except to the extent caused by or resulting from the gross negligence or willful misconduct of Lessor.

5.2Lessee’s Representative.  Lessee has designated __________ as its representative with respect to the matters set forth in this Lessee Work Letter, who shall have full authority and responsibility to act on behalf of the Lessee as required in this Lessee Work Letter.

5.3Lessor’s Representative.  Lessor has designated ____________ as its sole representative with respect to the matters set forth in this Lessee Work Letter, who, until further notice to Lessee, shall have full authority and responsibility to act on behalf of the Lessor as required in this Lessee Work Letter.

5.4Time of the Essence in This Lessee Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  In all instances where Lessee is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Lessor’s sole option, at the end of said period the item shall automatically be deemed approved or delivered by Lessee and the next succeeding time period shall commence.

5.5Lessee’s Lease Default.  Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default by Lessee as described in Article 13 of the Lease or any default by Lessee under this Lessee Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Lessor pursuant to the Lease, at law and/or in equity, Lessor shall have the right to withhold payment of all or any portion of the Allowances and/or Lessor may cause Contractor to cease the construction of the Premises, and (ii) all other obligations of Lessor under the terms of this Lessee Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

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EXHIBIT D

LANDLORD’S WAIVER

(attach PNC’s form waiver)

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